UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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HCA Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HCA HOLDINGS, INC.

One Park Plaza

Nashville, Tennessee 37203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 24, 2013

Dear Stockholder:

On Wednesday, April 24, 2013, HCA Holdings, Inc. will hold its annual meeting of stockholders at its corporate headquarters located at One Park Plaza, Nashville, Tennessee 37203. The meeting will begin at 2:00 p.m., local time, and is being held for the following purposes:

1.	To elect thirteen nominees for director of the Company, nominated by the Board of Directors, with each director to serve until the 2014 annual meeting of the stockholders of the Company or until such director’s respective successor is duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013;

3.	To approve, in an advisory (non-binding) vote, the compensation of the Company’s named executive officers as described in the accompanying proxy statement (“say-on-pay”); and

4.	To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

Only stockholders that owned our common stock at the close of business on March 1, 2013 are entitled to notice of and may vote at this meeting. A list of our stockholders of record will be available at our corporate headquarters located at One Park Plaza, Nashville, Tennessee 37203, during ordinary business hours, for 10 days prior to the annual meeting.

References to “HCA,” the “Company,” “we,” “us,” or “our” in this notice and the accompanying proxy statement refer to HCA Holdings, Inc. and its applicable affiliates unless otherwise indicated.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, TO ENSURE THE PRESENCE OF A QUORUM, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR COMPLETE, DATE, AND SIGN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

By Order of the Board of Directors,

John M. Franck II

Vice President – Legal and Corporate Secretary

Nashville, Tennessee

March 14, 2013

HCA HOLDINGS, INC.

One Park Plaza

Nashville, Tennessee 37203

Proxy Statement for Annual Meeting of Stockholders

to be held on April 24, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, APRIL 24, 2013

The Company’s Proxy Statement and 2012 Annual Report to Stockholders are available on our website at www.hcahealthcare.com. Additionally, and in accordance with Securities and Exchange Commission Rules, you may access our proxy materials, including the Company’s Proxy Statement, form of Proxy Card and 2012 Annual Report to Stockholders at https://materials.proxyvote.com/40412C.

HCA HOLDINGS, INC.

One Park Plaza

Nashville, Tennessee 37203

QUESTIONS AND ANSWERS

1.	Q:	WHEN WAS THIS PROXY STATEMENT FIRST MAILED OR MADE AVAILABLE TO STOCKHOLDERS?

	A:	This proxy statement was first mailed or made available to stockholders on or about March 14, 2013. Our 2012 Annual Report to Stockholders is being mailed or made available with this proxy statement. The annual report is not part of the proxy solicitation materials.

2.	Q:	WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS THIS YEAR INSTEAD OF A FULL SET OF PROXY MATERIALS?

	A:	Pursuant to rules adopted by the Securities and Exchange Commission (“SEC”), the Company has elected to provide access to our proxy materials and annual report over the Internet. Accordingly, we are sending to our stockholders of record and beneficial owners a notice of Internet availability of the proxy materials instead of sending a paper copy of the proxy materials and annual report. All stockholders receiving the notice will have the ability to access the proxy materials and annual report on a website referenced in the notice or to request a printed set of proxy materials and annual report. Instructions on how to access the proxy materials and annual report over the Internet or to request a printed copy may be found in the notice and in this proxy statement. In addition, the notice contains instructions on how you may request to access proxy materials and annual report in printed form by mail or electronically on an ongoing basis.

3.	Q:	WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

	A:	At the annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement: the election of directors nominated by the Board of Directors; the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013; and an advisory resolution to approve our executive compensation as described in this proxy statement (“say-on-pay”). In addition, following the formal business of the meeting, our management will be available to respond to questions from our stockholders.

4.	Q:	WHO MAY ATTEND THE ANNUAL MEETING?

	A:	Stockholders of record as of the close of business on March 1, 2013, or their duly appointed proxies, may attend the meeting. “Street name” holders (those whose shares are held through a broker or other nominee) should bring a copy of a brokerage statement reflecting their ownership of our common stock as of the record date. Space limitations may make it necessary to limit attendance to stockholders and valid picture identification may be required. Cameras, recording devices, and other electronic devices are not permitted at the meeting. Registration will begin at 1:00 p.m., local time and the annual meeting will commence at 2:00 p.m., local time.

5.	Q:	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

	A:	Only stockholders of record as of the close of business on March 1, 2013 are entitled to receive notice of and participate in the annual meeting. As of the record date, there were 445,140,632 shares of our common stock outstanding. Every stockholder is entitled to one vote for each share held as of the record date. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the annual meeting.

6.	Q:	WHO IS SOLICITING MY VOTE?

	A:	The Company’s Board of Directors is sending you this proxy statement in connection with the solicitation of proxies for use at the 2013 annual meeting. The Company pays the cost of soliciting proxies. Proxies may be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of our directors, officers, and employees, without additional compensation. Forms of proxies and proxy materials may also be distributed through brokers, custodians, and other like parties to the beneficial owners of shares of our common stock, in which case we will reimburse these parties for their reasonable out-of-pocket expenses.

7.	Q:	ON WHAT MAY I VOTE?

	A:	You may vote on the election of directors nominated to serve on our Board of Directors; the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013; and the advisory say-on-pay resolution to approve our executive compensation.

8.	Q:	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

	A:	The Board unanimously recommends that you vote as follows:

• FOR each of the director nominees;

• FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

• FOR the advisory say-on-pay resolution to approve our executive compensation.

9.	Q:	HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

	A:	It is not expected that any matter not referred to herein will be presented for action at the annual meeting. If any other matters are properly brought before the annual meeting, including, without limitation, a motion to adjourn the annual meeting to another time and/or place for the purpose of, among other matters, permitting dissemination of information regarding material developments relating to any of the proposals or soliciting additional proxies in favor of the approval of any of the proposals, the persons named on the accompanying Proxy Card will vote the shares represented by such proxy upon such matters in their discretion. Should the annual meeting be reconvened, all proxies will be voted in the same manner as such proxies would have been voted when the annual meeting was originally convened, except for the proxies effectively revoked or withdrawn prior to the time proxies are voted at such reconvened meeting.

10.	Q:	HOW DO I VOTE IF MY SHARES ARE REGISTERED DIRECTLY IN MY NAME?

A:

You may vote in person at the annual meeting or authorize the persons named as proxies on the Proxy Card to vote your shares by returning the Proxy Card by mail, through the Internet, or by telephone. Although we offer four different voting methods, we encourage you to vote through the Internet as we believe it is the most cost-effective method for the Company. We also recommend that you vote as soon as possible, even if you are planning to attend the annual meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your Proxy Card by mail. If you choose to vote your shares through the Internet or by telephone, there is no need for you to mail back your Proxy Card.

To Vote Over the Internet:

Log on to the Internet and go to the website www.proxyvote.com (24 hours a day, 7 days a week). Have your Proxy Card available when you access the Website. You will need the control number from your Proxy Card to vote.

To Vote By Telephone:

On a touch-tone telephone, call 1-800-690-6903 (24 hours a day, 7 days a week). Have your Proxy Card available when you make the call. You will need the control number from your Proxy Card to vote.

To Vote By Proxy Card:

Complete and sign the Proxy Card and return it to the address indicated on the Proxy Card. If you received a notice of Internet availability of the proxy materials instead of a paper copy of the proxy materials and annual report, you should follow the voting instructions set forth in the notice. You have the right to revoke your proxy at any time before the meeting by: (i) notifying our Corporate Secretary in writing at One Park Plaza, Nashville, Tennessee 37203; (ii) voting in person; (iii) submitting a later-dated Proxy Card; (iv) submitting another vote by telephone or over the Internet; or (v) if applicable, submitting new voting instructions to your broker or nominee. If you have questions about how to vote or revoke your proxy, you should contact our Corporate Secretary at One Park Plaza, Nashville, Tennessee 37203. For shares held in street name, refer to Question 11 below.

11.	Q:	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

	A:	If your shares are held by your broker or other nominee, often referred to as held in street name, you will receive a form from your broker or nominee seeking instruction as to how your shares should be voted. You should contact your broker or other nominee with questions about how to provide or revoke your instructions.

12.	Q:	WHAT IS THE VOTE REQUIRED TO ELECT DIRECTORS?

	A:	Each of the director nominees must receive affirmative votes from a plurality of the votes cast at the annual meeting to be elected. This means that the nominees receiving the greatest number of affirmative votes of the shares present in person or represented by proxy at the annual meeting and entitled to vote will be elected as directors.

13.	Q:	WHAT IS THE VOTE REQUIRED TO APPROVE THE OTHER PROPOSALS?

A:

Ratification of Ernst & Young LLP: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013 must receive affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote.

Advisory Say-On-Pay Resolution: The advisory say-on-pay resolution to approve our executive compensation must receive affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote to be approved. Because your vote is advisory, it will not be binding on the Company, the Board of Directors, or our Compensation Committee. Although non-binding, our Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

14.	Q:	WHAT CONSTITUTES A “QUORUM”?

	A:	The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the meeting. Failure of a quorum to be represented at the annual meeting will necessitate an adjournment or postponement and will subject the Company to additional expense. Votes withheld from any nominee for director, abstentions, and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum.

15.	Q:	WHAT IF I ABSTAIN FROM VOTING?

	A:	If you attend the meeting or send in your signed Proxy Card, but abstain from voting on any proposal, you will still be counted for purposes of determining whether a quorum exists. If you abstain from voting on Proposal 1, your abstention will have no effect on the outcome. If you abstain from voting on Proposals 2 or 3, your abstention will have the same legal effect as a vote against these proposals.

16.	Q:	WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD OR VOTE BY TELEPHONE OR OVER THE INTERNET?

	A:	If you are a registered stockholder and you do not sign and return your Proxy Card or vote by telephone or over the Internet, your shares will not be voted at the annual meeting. Questions concerning stock certificates and registered stockholders may be directed to Wells Fargo Shareowner Services at 1110 Centre Pointe Curve, Suite 101, Mendota Heights, Minnesota 55120-4100 or by telephone at (800) 468-9716 (domestic). If your shares are held in street name and you do not issue instructions to your broker, your broker may vote your shares at its discretion on routine matters, but may not vote your shares on non-routine matters. Under New York Stock Exchange (“NYSE”) rules, Proposal 2 relating to the ratification of the appointment of the independent registered public accounting firm is deemed to be a routine matter and brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares. Proposals 1 and 3 are non-routine matters and, therefore, may only be voted in accordance with instructions received from the beneficial owner of the shares.

17.	Q:	WHAT IS A “BROKER NON-VOTE”?

	A:	Under NYSE rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is a non-routine matter, a broker or nominee may not vote the shares on the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a Proxy Card expressly stating that the broker is not voting on a non-routine matter, such action is referred to as a “broker non-vote.”

18.	Q:	WHAT IS THE EFFECT OF A BROKER NON-VOTE?

	A:	Broker non-votes will be counted for the purpose of determining the presence of a quorum but will not be counted for purposes of determining the outcome of the vote on any proposal, other than Proposal 2.

19.	Q:	WHO WILL COUNT THE VOTES?

	A:	Broadridge Financial Solutions, Inc. has been engaged as our independent inspector of election to tabulate stockholder votes for the annual meeting.

20.	Q:	CAN I PARTICIPATE IF I AM UNABLE TO ATTEND?

	A:	If you are unable to attend the meeting in person, we encourage you to send in your Proxy Card or to vote by telephone or over the Internet. We will provide a live webcast of the annual meeting accessible at https://event.webcasts.com/starthere.jsp?ei=1014427. The webcast will be one-way audio only, and webcast attendees will not be able to participate or vote at the meeting via the webcast.

21.	Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

	A:	We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the annual meeting. All reports we file with the SEC are available when filed. Please refer to Question 24 below.

22.	Q:	WHEN ARE STOCKHOLDER PROPOSALS DUE IN ORDER TO BE INCLUDED IN OUR PROXY MATERIALS FOR THE NEXT ANNUAL MEETING?

	A:	Any stockholder proposal must be submitted in writing to our Corporate Secretary at HCA Holdings, Inc., One Park Plaza, Nashville, Tennessee 37203, prior to the close of business on November 14, 2013, to be considered timely for inclusion in next year’s proxy statement and form of proxy. Such proposal must also comply with SEC regulations, including Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
23.	Q:	WHEN ARE OTHER STOCKHOLDER PROPOSALS DUE?

	A:	Our bylaws contain an advance notice provision that requires stockholders to deliver to us notice of a proposal to be considered at an annual meeting not less than ninety (90) nor more than one hundred twenty (120) days before the date of the first anniversary of the prior year’s annual meeting. Such proposals are also subject to informational and other requirements set forth in our bylaws, a copy of which is available under the Corporate Governance section of our website, www.hcahealthcare.com.

24.	Q:	HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

	A:	We will provide copies of this proxy statement and our 2012 Annual Report to Stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2012, without charge to any stockholder who makes a written request to our Corporate Secretary at HCA Holdings, Inc., One Park Plaza, Nashville, Tennessee 37203. Our Annual Report on Form 10-K and other SEC filings may also be accessed at www.sec.gov or on the Investor Relations section of the Company’s website at www.hcahealthcare.com. Our website address is provided as an inactive textual reference only. The information provided on or accessible through our website is not part of this proxy statement and is not incorporated herein by this or any other reference to our website provided in this proxy statement.

25.	Q:	HOW MANY COPIES SHOULD I RECEIVE IF I SHARE AN ADDRESS WITH ANOTHER STOCKHOLDER?

	A:	The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, or us, that they, or we, will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to our Corporate Secretary at HCA Holdings, Inc., One Park Plaza, Nashville, Tennessee 37203, or by calling the Corporate Secretary at (615) 344-9551. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

BACKGROUND

On November 17, 2006, HCA Inc. was acquired by a private investor group, including affiliates of or funds sponsored by Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co., BAML Capital Partners (formerly Merrill Lynch Global Private Equity) (each a “Sponsor”) and affiliates of HCA founder, Dr. Thomas F. Frist, Jr. (the “Frist Entities,” and together with the Sponsors, the “Investors”) and by members of management and certain other investors (the “Merger”).

On November 22, 2010, HCA Inc. reorganized by creating a new holding company structure (the “Corporate Reorganization”). HCA Holdings, Inc. became the new parent company, and HCA Inc. is a wholly-owned direct subsidiary of HCA Holdings, Inc. As part of the Corporate Reorganization, HCA Inc.’s outstanding shares of capital stock were automatically converted, on a share for share basis, into identical shares of our common stock. Immediately following the Corporate Reorganization, our amended and restated certificate of incorporation, amended and restated bylaws, executive officers and Board of Directors were the same as HCA Inc.’s in effect immediately prior to the Corporate Reorganization, and the rights, privileges and interests of HCA Inc.’s stockholders remained the same with respect to us as the new holding company.

During March 2011, we completed the initial public offering of 87,719,300 shares of our common stock (the “IPO”). Certain of our stockholders also sold 57,410,700 shares of our common stock in the IPO. Our common stock is traded on the New York Stock Exchange (“NYSE”) (symbol “HCA”). During September 2011, the Company repurchased 80,771,143 shares of its common stock beneficially owned by affiliates of Bank of America Corporation. During December 2012 and February 2013, certain Investors (excluding the Frist Entities) sold 32,000,000 and 50,000,000 shares of our common stock, respectively.

CORPORATE GOVERNANCE

Director Independence.  Until February 15, 2013, Hercules Holding II, LLC (“Hercules Holding”) controlled a majority of our common stock. As a result, we were a “controlled company” within the meaning of NYSE corporate governance standards. Under the NYSE rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain NYSE corporate governance standards, including (1) the requirement that independent directors comprise a majority of the Board of Directors and (2) the requirement that we have a compensation committee and a nominating/corporate governance committee that are composed entirely of independent directors. Controlled companies are, however, subject to the NYSE and SEC rules that require full independence of the Audit and Compliance Committee. As a result, our Audit and Compliance Committee is entirely comprised of independent directors, but we do not have a majority of independent directors on our Board, and our Compensation Committee and Nominating and Corporate Governance Committee do not consist entirely of independent directors. As a result of the sale by certain Investors of our common stock on February 15, 2013, Hercules Holding no longer controls a majority of our common stock, and we may no longer rely upon the exemption for controlled companies. Accordingly, applicable NYSE rules provide that we must achieve majority independence of our Compensation Committee and Nominating and Corporate Governance Committee by May 16, 2013 and full independence of our Compensation Committee and Nominating and Corporate Governance Committee and majority independence of our Board of Directors by February 15, 2014.

Our Board of Directors affirmatively determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the NYSE listing standards as well as certain Board-adopted categorical independence standards. These guidelines are contained in our Corporate Governance Guidelines which are posted on the Corporate Governance portion of our web site located at www.hcahealthcare.com. The Board first analyzes whether any director has a relationship covered by the NYSE listing standards that would prohibit an independence finding for Board or committee purposes. The Board then analyzes any relationship of a director to HCA or to our management that does not fall within the parameters set forth in the Board’s separately adopted categorical independence standards to determine whether or not that relationship is material. The Board may determine that a director who has a relationship that falls outside of the parameters of the categorical independence standards is nonetheless independent (to the extent that the relationship would not constitute a bar to independence under the NYSE listing standards).

Our Board of Directors has affirmatively determined that Jay O. Light, Geoffrey G. Meyers and Wayne J. Riley, M.D. are independent from our management under both the NYSE’s listing standards and our additional standards. The Board has also affirmatively determined that Messrs. Light, Meyers and Riley, the members of our Audit and Compliance Committee, meet the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). In determining that Dr. Riley is independent, the Board considered Dr. Riley’s status as president and chief executive officer of Meharry Medical College, a non-profit academic health center. The Board noted that Dr. Jonathan B. Perlin, the Company’s Chief Medical Officer and President – Clinical and Physician Services Group, serves on the Board of Directors of Meharry Medical College, but does not serve on the Compensation Committee and is not otherwise involved in determinations related to Dr. Riley’s compensation as president and chief executive officer of Meharry Medical College. The Board reviewed the historical charitable contributions from the Company and The HCA Foundation to Meharry Medical College and determined that any such contributions during his tenure as president and chief executive officer of Meharry Medical College in the aggregate were not material and had no bearing on Dr. Riley’s independence and that he qualifies as independent. Any other relationships between an independent director and HCA or our management fell within the Board-adopted categorical standards and, accordingly, were not reviewed by our Board.

Our Board of Directors consists of thirteen directors. We have entered into a stockholders’ agreement (the “Stockholders’ Agreement”) with Hercules Holding and the Investors which, among other things, provides for certain rights of the Sponsors (with the exception of the BAML Investors who were released and removed as parties to the Stockholders’ Agreement and ceased to be entitled to any rights, or to be subject to any obligations thereunder pursuant to the Amendment to the Stockholders’ Agreement entered into in connection with the Company’s repurchase of shares beneficially owned by the BAML Investors in September 2011) and the Frist Entities to nominate members of our Board of Directors. See “Director Qualifications” and “Certain Relationships and Related Person Transactions.” In addition, Richard M. Bracken’s and R. Milton Johnson’s employment agreements provide that they will continue to serve as members of our Board of Directors so long as they remain officers of HCA.

Executive Sessions.  Our Corporate Governance Guidelines provide that non-management directors shall meet at regularly scheduled executive sessions, which will typically occur at regularly scheduled Board meetings, without any member of management present and must so meet at least annually. In addition, at least annually the independent directors will meet in separate executive session. Mr. Light has been chosen as the non-management and independent presiding director. Our Corporate Governance Guidelines also provide that the independent and/or non-management directors shall be entitled, acting as a group by vote of a majority of such independent and/or non-management directors, to retain legal counsel, accountants, health care consultants, or other experts, at the Company’s expense, to advise the independent and/or non-management directors concerning issues arising in the exercise of their functions and powers.

Stockholder Nominees.  Our Amended and Restated Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of stockholders must provide timely notice of their proposal in writing to the Corporate Secretary of the Company. Generally, to be timely, a stockholder’s notice must be delivered to, mailed or received at our principal executive offices, addressed to the secretary of the Company, and within the following time periods:

•

in the case of an annual meeting, no earlier than 120 days and no later than 90 days prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that if (A) the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or (B) no annual meeting was held during the preceding year, to be timely the stockholder notice must be received no earlier than 120 days before such annual meeting and no later than the later of 90 days before such annual meeting or the tenth day after the day on which public disclosure of the date of such meeting is first made; and

•

in the case of a nomination of a person or persons for election to the Board of Directors at a special meeting of the stockholders called for the purpose of electing directors, no earlier than 120 days before such special meeting and no later than the later of 90 days before such annual or special meeting or the tenth day after the day on which public disclosure of the date of such meeting is first made.

In no event shall an adjournment, postponement or deferral, or public disclosure of an adjournment, postponement or deferral, of a meeting of the stockholders commence a new time period (or extend any time period) for the giving of the stockholder notice. You should consult our bylaws for more detailed information regarding the process by which stockholders may nominate directors. Our bylaws are posted on the Corporate Governance portion of our web site located at www.hcahealthcare.com.

Board Committees.  Our Board of Directors currently has four standing committees: the Audit and Compliance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Patient Safety and Quality of Care Committee. The Board of Directors has determined that all members of the Audit and Compliance Committee, two members of the Compensation Committee and one member of the Nominating and Corporate Governance Committee are independent as defined in the NYSE listing standards and in our Corporate Governance Guidelines. In addition, the Board of Directors has established a sub-committee of our Compensation Committee consisting of Messrs. Light and Meyers for purposes of approving any compensation that may otherwise be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), and/or for purposes of Section 16 of the Exchange Act. The Board of Directors has adopted a written charter for each of these committees. All such charters are available on the Corporate Governance portion of our web site located at www.hcahealthcare.com.

The chart below reflects the current composition of the standing committees.

Name of Director	Audit and Compliance	Compensation	Nominating and Corporate Governance	Patient Safety and Quality of Care
Richard M. Bracken*
R. Milton Johnson*
John P. Connaughton		X
Kenneth W. Freeman				Chair
Thomas F. Frist III			Chair
William R. Frist				X
Christopher R. Gordon
Jay O. Light**	X	Chair
Geoffrey G. Meyers**	Chair	X
Michael W. Michelson		X	X
James C. Momtazee
Stephen G. Pagliuca			X	X
Wayne J. Riley, M.D.	X		X	X

*	Indicates management director.
**	Indicates member of Compensation Committee sub-committee.

Director Qualifications.  The Board of Directors seeks to ensure the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. In identifying candidates for membership on the Board, the Board takes into account (1) individual qualifications, such as high ethical standards, integrity, mature and careful judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board and (2) all other factors it considers appropriate, including alignment with our stockholders, including investment funds affiliated with the Sponsors. While we do not have any specific diversity policies for considering Board candidates, we believe each director contributes to the Board of Directors’ overall diversity — diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds.

In 2012, Messrs. Bracken, Johnson, Connaughton, Freeman, Frist III, Frist, Gordon, Light, Meyers, Michelson, Momtazee, Pagliuca and Riley were elected to the Company’s Board. Messrs. Connaughton, Freeman, Frist III, Frist, Gordon, Michelson, Momtazee and Pagliuca were appointed to the Board as a consequence of their respective relationships with investment funds affiliated with the Sponsors and the Frist Entities. They are collectively referred to as the “Investor Directors.” Messrs. Bracken and Johnson are collectively referred to as the “Management Directors.”

When considering whether the Board’s directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the Board members’ biographical information set forth below under “Proposal 1 — Election of Directors.”

Each of the Company’s directors possesses high ethical standards, acts with integrity, and exercises careful, mature judgment. Each is committed to employing their skills and abilities to aid the long-term interests of the stakeholders of the Company. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. Alignment with our stockholders is important in building value at the Company over time.

Each of the Investor Directors was elected to the Board pursuant to the Stockholders’ Agreement. Under the Stockholders’ Agreement, until we ceased to be a “controlled company” within the meaning of the NYSE rules, each of the Sponsors had the right to nominate three directors to our Board of Directors and the Frist Entities had the right to nominate two directors to our Board of Directors. In addition, under the Stockholders’ Agreement, until we ceased to be a “controlled company” each of the Sponsors and the Frist Entities had the right to designate one member of each committee of our Board of Directors except to the extent that such a designee was not permitted to serve on a committee under applicable law, rule, regulation or listing standards. Pursuant to such agreement, Messrs. Freeman, Michelson and Momtazee were appointed to the Board as a consequence of their respective relationships with Kohlberg Kravis Roberts & Co., Messrs. Connaughton, Gordon and Pagliuca were appointed to the Board as a consequence of their respective relationships with Bain Capital Partners, LLC and Messrs. Frist III and Frist were appointed to the Board as a consequence of their respective relationships with the Frist Entities. Now that we are no longer a “controlled company,” (i) each Sponsor continues to have the right to nominate three directors to our Board of Directors; however, once a Sponsor owns less than 10% of our outstanding shares of common stock, such Sponsor will only be entitled to nominate one director to our Board of Directors and a Sponsor will lose its right to nominate any directors to our Board of Directors once such Sponsor owns less than 3% of our outstanding shares of common stock; and (ii) the Frist Entities continue to have the right to nominate two directors to our Board of Directors; however, the Frist Entities will lose their right to nominate any directors to our Board of Directors once the Frist Entities own less than 3% of our outstanding shares of common stock. As of March 1, 2013, KKR indirectly owned approximately 11% of our common stock, Bain Capital indirectly owned approximately 11% of our common stock and the Frist Entities indirectly owned approximately 16% of our common stock. Now that we are no longer a “controlled company,” the Board of Directors determines the composition of each committee of the Board of Directors.

As a group, the Investor Directors possess experience in owning and managing enterprises like the Company and are familiar with corporate finance, strategic business planning activities and issues involving stakeholders more generally.

The Management Directors bring leadership, extensive business, operating, legal and policy experience, and tremendous knowledge of our Company and the Company’s industry, to the Board. In addition, the Management Directors bring their broad strategic vision for our Company to the Board. Mr. Bracken’s service as the Chairman and Chief Executive Officer of the Company and Mr. Johnson’s service as President, Chief Financial Officer and director creates a critical link between management and the Board, enabling the Board to perform its oversight function with the benefits of management’s perspectives on the business. In addition, having the Chief Executive Officer and President and Chief Financial Officer, and Messrs. Bracken and Johnson in particular, on our Board provides our Company with ethical, decisive and effective leadership.

Mr. Light was selected as a director in light of his experience in serving as a director of several companies, including public companies, his financial expertise and his service with other health care organizations. Mr. Light’s professional experience will be particularly beneficial in providing financial and general business expertise to the Board of Directors. Mr. Meyers was selected as a director in light of his experience in serving as a director of several companies, including public companies, and his extensive experience in the health care industry. In addition, Mr. Meyers’ experience as a chief financial officer of a public company will provide valuable experience in his role as chair of our Audit and Compliance Committee. Dr. Riley was selected as a director in light of the leadership and management skills he has acquired through his experience as the president and chief executive officer of Meharry Medical College and through his prior executive positions at Baylor College of Medicine and Ben Taub General Hospital. In addition, Dr. Riley has significant medical and academic experience in the health care field as well as experience as a director of publicly traded companies.

Criteria for Director Nomination.  Our Nominating and Corporate Governance Committee recommends to the Board persons to be nominated to serve as directors of the Company. When determining whether to nominate a current director to stand for reelection as a director, the Nominating and Corporate Governance Committee reviews and considers the performance of such director during the prior year using performance criteria established by the Board. The Nominating and Corporate Governance Committee also considers the requirements of any stockholders agreement in existence (as such may be amended from time to time) which governs the composition requirements of the Company’s Board of Directors and committees. In recruiting and evaluating new director candidates, the Nominating and Corporate Governance Committee assesses a candidate’s independence, as well as the candidate’s background and experience and current board skill needs. The Company endeavors to have a Board representing diverse experience at policy-making levels in business, education or areas that are relevant to the Company’s business. The Nominating and Corporate Governance Committee considers, consistent with applicable law, the Company’s certificate of incorporation and bylaws and the criteria set forth in our Corporate Governance Guidelines, any candidates proposed by any senior executive officer, director or stockholder.

In addition, individual directors and any person nominated to serve as a director should demonstrate high ethical standards and integrity in their personal and professional dealings, be willing to act on and remain accountable for their boardroom decisions, and be in a position to devote an adequate amount of time to the effective performance of director duties.

In addition, each director should contribute knowledge, experience, or skill in at least one domain that is important to the Company. To provide such a contribution to the Company, a director must possess experience in one or more of the following:

•	business or management for complex and large consolidated companies or other complex and large institutions;
•	accounting or finance for complex and large consolidated companies or other complex and large institutions;

•	leadership, strategic planning, or crisis response for complex and large consolidated companies or other complex and large institutions;
•	the health care industry; and
•	other significant and relevant areas deemed by the Nominating and Corporate Governance Committee to be valuable to the Company.

Each director must also take reasonable steps to keep informed on the complex, rapidly evolving health care environment. Prior to nominating a person to serve as a director, the Nominating and Corporate Governance Committee evaluates the candidate based on the criteria described above. In addition, prior to accepting renomination, each director should evaluate himself or herself as to whether he or she satisfies the criteria described above.

Board Leadership Structure.  The Board appointed the Company’s Chief Executive Officer as Chairman because he is the director most familiar with the Company’s business and industry, and as a result is best suited to effectively identify strategic priorities and lead the discussion and execution of strategy. The Board believes the combined position of Chairman and Chief Executive Officer promotes a unified direction and leadership for the Board and gives a single, clear focus for the chain of command for our organization, strategy and business plans.

Board’s Role in Risk Oversight.  Risk is inherent with every business. Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental aspect of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company.

We conduct an annual enterprise risk management assessment, which is facilitated by our enterprise risk management team in collaboration with our internal auditors. The senior internal audit executive officer reports to the Chief Executive Officer and Chairman and to the Audit and Compliance Committee in this capacity. In this process, we assess risk throughout the Company by conducting surveys and interviews of our employees and directors, soliciting information regarding business risks that could significantly adversely affect the Company, including the achievement of its strategic plan. We then identify any controls or initiatives in place to mitigate any material risk and the effectiveness of any such controls or initiatives. The enterprise risk management team annually prepares a report for senior management and, ultimately, the Board of Directors regarding the key identified risks and how we manage these risks both on an annual and ongoing basis. Senior management attends the quarterly Board meetings and is available to address any questions or concerns raised by the Board regarding risk management and any other matters. Additionally, each quarter, the Board of Directors receives presentations from senior management on strategic matters involving our operations.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit and Compliance Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management, the senior internal audit executive officer, the senior chief ethics and compliance officer and the independent registered public accounting firm, our policies with respect to risk assessment and risk management. The Audit and Compliance Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to the Company’s compliance with applicable laws and regulations, the Company Code of Conduct and related Company policies and procedures, including the Corporate Ethics and Compliance Program. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, as described below under “Executive Compensation — Compensation Risk Assessment.” The Patient Safety and Quality of Care Committee assists the Board in fulfilling its risk oversight responsibility with respect to our policies and procedures relating to patient safety and the delivery of quality medical care to patients.

Board Meetings and Committees; Policy Regarding Director Attendance at Annual Meetings of Stockholders.  During 2012, our Board of Directors held seven meetings. All directors attended at least 75% of the Board meetings and meetings of the committees of the Board on which the director served, held during the period for which he served as a director. It is our policy that directors are strongly encouraged to attend the Company’s annual stockholder meetings. Accordingly, we expect most, if not all, of the Company’s directors to be in attendance at the 2013 annual meeting. All of our directors attended the 2012 annual meeting of stockholders.

Audit and Compliance Committee.  Our Audit and Compliance Committee is composed of Jay O. Light, Geoffrey G. Meyers (Chairman) and Wayne J. Riley, M.D. Our Board has affirmatively determined that each member of the Audit and Compliance Committee meets the definition of “independent director” for purposes of the NYSE rules and the independence requirements of Rule 10A-3 of the Exchange Act. Our Board has determined that Geoffrey G. Meyers is an “audit committee financial expert.” The Audit and Compliance Committee is responsible for, among other things:

•	selecting the independent registered public accounting firm;
•	pre-approving all audit engagement fees and terms, as well as audit and permitted non-audit services to be provided by the independent auditors;
•

at least annually, obtaining and reviewing a report of the independent registered public accounting firm describing the firm’s internal quality-control procedures and any material issues raised by its most recent review of internal quality controls;

•	evaluating the qualifications, performance and independence of the independent registered public accounting firm;
•

reviewing with the independent registered public accounting firm any difficulties the independent registered public accounting firm encountered during the course of the audit work, including any restrictions in the scope of activities or access to requested information or any significant disagreements with management and management’s responses to such matters;

•	setting policies regarding the hiring of current and former employees of the independent registered public accounting firm;
•	reviewing and discussing the annual audited and quarterly unaudited financial statements with management and the independent registered public accounting firm;
•	discussing earnings press releases and the financial information and earnings guidance provided to analysts and rating agencies;
•	discussing policies governing the process by which risk assessment and risk management is to be undertaken;
•	reviewing disclosures made by the CEO and CFO regarding any significant deficiencies or material weaknesses in our internal control over financial reporting;
•

reviewing with the independent registered public accounting firm the internal audit responsibilities, budget and staffing, as well as procedures for implementing recommendations made by the independent registered public accounting firm and any significant matters contained in reports from the internal audit department;

•

establishing procedures for receipt, retention and treatment of complaints we receive regarding accounting, auditing or internal controls and the confidential, anonymous submission of anonymous employee concerns regarding questionable accounting and auditing matters;

•	discussing with our general counsel legal or regulatory matters that could reasonably be expected to have a material impact on business or financial statements;
•	annually evaluating performance of the Audit and Compliance Committee and periodically reviewing and reassessing the Audit and Compliance Committee charter;
•

providing information to our Board that may assist the Board in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s internal audit function and independent auditor; and

•	preparing the report required by the SEC to be included in our Annual Report on Form 10-K or our proxy or information statement.

The Audit and Compliance Committee has adopted a charter which can be obtained on the Corporate Governance page of the Company’s website at www.hcahealthcare.com. In 2012, the Audit and Compliance Committee met ten times.

Compensation Committee.  Our Compensation Committee is currently composed of John P. Connaughton, Jay O. Light (Chairman), Geoffrey G. Meyers and Michael W. Michelson. Our Board of Directors has affirmatively determined that each of Jay O. Light and Geoffrey G. Meyers meet the definition of “independent director” for purposes of the NYSE rules, the definition of “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and the definition of “non-employee director” for purposes of Section 16 of the Exchange Act. The Board of Directors has established a sub-committee of our Compensation Committee consisting of Messrs. Light and Meyers for purposes of approving any compensation that may otherwise be subject to Section 162(m) of the Internal Revenue Code and for purposes of Section 16 of the Exchange Act. The Compensation Committee is generally charged with the oversight of our executive compensation and rewards programs. Responsibilities of the Compensation Committee include the review and approval of the following items:

•	Executive compensation strategy and philosophy;
•	Compensation arrangements for executive management;
•	Design and administration of the annual Senior Officer Performance Excellence Program;
•	Design and administration of our equity incentive plans;
•	Executive benefits and perquisites (including the HCA Restoration Plan and the Supplemental Executive Retirement Plan); and
•	Any other executive compensation or benefits related items deemed appropriate by the Compensation Committee.

In addition, the Compensation Committee considers the proper alignment of executive pay policies with Company values and strategy by overseeing employee compensation policies, corporate performance measurement and assessment, and Chief Executive Officer performance assessment.

The Compensation Committee may retain the services of independent outside consultants, as it deems appropriate in its sole discretion, to assist in the strategic review of programs and arrangements relating to executive compensation and performance. In 2012, the Compensation Committee retained Semler Brossy Consulting Group, LLC to assist in conducting an assessment of competitive executive compensation. Semler Brossy Consulting Group, is retained by, and reports directly to, the Compensation Committee. A consultant from the firm attends most of the Compensation Committee meetings in person or by phone and supports the Compensation Committee’s role by providing independent expertise and advice. Semler Brossy’s main responsibilities are to:

•	Review and advise on the Company’s executive compensation programs, including base salaries, short- and long-term incentives, and other benefits, if any;
•	Review and analyze peer proxy officer compensation, compensation survey data, and other publicly available data;

•	Review and analyze management prepared market pricing analysis (i.e., review compensation surveys used, job matches, survey weightings, and year-over-year change in analysis results); and
•	Advise on current trends in compensation including design and pay levels.

The Compensation Committee may consider recommendations from our Chief Executive Officer and compensation consultants, among other factors, in making its compensation determinations. The Compensation Committee has the authority to delegate any of its responsibilities to one or more subcommittees as the committee may deem appropriate. For a discussion of the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Executive Compensation — Compensation Discussion and Analysis.” The Compensation Committee and the sub-committee of our Compensation Committee have adopted charters which can be obtained on the Corporate Governance page of our website at www.hcahealthcare.com. In 2012, the Compensation Committee met nine times, and the sub-committee of our Compensation Committee did not meet but took written action on certain matters delegated to it.

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee consists of Thomas F. Frist III (Chairman), Michael W. Michelson, Stephen G. Pagliuca and Wayne J. Riley, M.D. Our Board of Directors has affirmatively determined that Wayne J. Riley, M.D. meets the definition of an “independent director” for purposes of the NYSE rules. The Nominating and Corporate Governance Committee is responsible, subject to the requirements of the Stockholders’ Agreement, for (1) identifying, recruiting and recommending to the Board of Directors individuals qualified to become members of our Board of Directors, (2) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection, (3) reviewing and recommending corporate governance policies, principles and procedures applicable to the Company and (4) handling such other matters that are specifically delegated to the Nominating and Corporate Governance Committee by the Board of Directors from time to time. The Nominating and Corporate Governance Committee has adopted a charter which can be obtained on the Corporate Governance page of our website at www.hcahealthcare.com. In 2012, the Nominating and Corporate Governance Committee met two times.

Patient Safety and Quality of Care Committee.  Our Patient Safety and Quality of Care Committee is composed of Kenneth W. Freeman (Chairman), William R. Frist, Stephen G. Pagliuca and Wayne J. Riley, M.D. This committee reviews our policies and procedures relating to the delivery of quality medical care to patients as well as matters concerning or relating to the efforts to advance the quality of health care provided and patient safety. The Patient Safety and Quality of Care Committee has adopted a charter which can be obtained on the Corporate Governance page of our website at www.hcahealthcare.com. In 2012, the Patient Safety and Quality of Care Committee met four times.

Policy Regarding Communications with the Board of Directors.  Stockholders and other interested parties may contact the Board of Directors, a particular director, or the non-management directors or independent directors as a group by sending a letter (signed or anonymous) to: c/o Board of Directors, HCA Holdings, Inc., One Park Plaza, Nashville, TN 37203, Attention: Corporate Secretary.

We will forward all such communications to the applicable Board member(s) at least quarterly, except for advertisements or solicitations which will be discarded. The legal department will review the communication. Concerns will be addressed through our regular procedures for addressing such matters. Depending on the nature of the concern, management also may refer it to our internal audit, legal, finance or other appropriate department. If the volume of communication becomes such that the Board adopts a process for determining which communications will be relayed to Board members, that process will appear on the Corporate Governance page of our website at www.hcahealthcare.com.

Complaints or concerns about our accounting, internal accounting controls, auditing or other matters may be reported to our legal department or to the Audit and Compliance Committee in any of the following ways and may be reported anonymously:

•	Call the HCA Ethics Line at 1-800-455-1996
•	Write to the Audit and Compliance Committee at: Audit and Compliance Committee Chairman, HCA Holdings, Inc., c/o General Counsel, One Park Plaza, Nashville, TN 37203

All accounting, internal accounting controls, or auditing matters will be reported to the Audit and Compliance Committee on at least a quarterly basis. Depending on the nature of the concern, it also may be referred to our internal audit, legal, finance or other appropriate department. We will treat a complaint or concern about questionable accounting or auditing matters confidentially if requested, except to the extent necessary to protect the Company’s interests or to comply with an applicable law, rule or regulation or order of a judicial or governmental authority.

Our policy prohibits any employee from retaliating or taking any adverse action against anyone who, in good faith, reports or helps to resolve an ethical or legal concern.

Corporate Governance Guidelines.  The Company has adopted Corporate Governance Guidelines that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability. The Corporate Governance Guidelines contain provisions addressing the following matters, among others:

•	Size and composition of the Board;
•	Director qualifications and independence;
•	Executive sessions;
•	Director responsibilities, including succession planning;
•	Director orientation and continuing education;
•	Board and committee meetings;
•	Board committees;
•	Chief executive officer evaluation;
•	Performance evaluation of the Board and its committees;
•	Director access to officers and employees; and
•	Stockholder communications with the Board.

The Corporate Governance Guidelines are available on the Corporate Governance page of our website at www.hcahealthcare.com. We intend to disclose any future amendments to the Corporate Governance Guidelines on our website.

Code of Ethics.  We have a Code of Conduct, which is applicable to all our directors, officers and employees (the “Code of Conduct”). The Code of Conduct is available on the Ethics and Compliance and Corporate Governance pages of our website at www.hcahealthcare.com. To the extent required pursuant to applicable SEC regulations, we intend to post amendments to or waivers from our Code of Conduct (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer) at these locations on our website or report the same on a Current Report on Form 8-K. Our Code of Conduct is available free of charge upon request to our Corporate Secretary, HCA Holdings, Inc., One Park Plaza, Nashville, TN 37203.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2012, the Compensation Committee of the Board of Directors was composed of John P. Connaughton, Jay O. Light, Geoffrey G. Meyers and Michael W. Michelson. None of the members of the Compensation Committee have at any time been an officer or employee of HCA or any of its subsidiaries. In addition, none of our executive officers serves as a member of the compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or Compensation Committee. Each of Messrs. Connaugton and Michelson are also managers of Hercules Holding and are affiliated with Bain Capital Partners, LLC and KKR, respectively. Under the Stockholders’ Agreement, until we ceased to be a “controlled company,” each of the Sponsors and the Frist Entities had the right to designate one member of each committee of our Board of Directors except to the extent that such a designee was not permitted to serve on a committee under applicable law, rule, regulation or listing standards. The Stockholders’ Agreement and certain transactions with affiliates of Bain and KKR are described in greater detail in “Certain Relationships and Related Person Transactions.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater than ten-percent stockholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the SEC and us. We believe that during the 2012 fiscal year, all of our directors, executive officers and greater than ten-percent stockholders complied with the requirements of Section 16(a), except that we have been informed that (i) one Form 4 was filed for A. Bruce Moore, Jr. on November 9, 2012 with respect to three gift transactions on June 7, 2010 and (ii) one Form 4 was filed for Victor L. Campbell on November 7, 2012 with respect to two gift transactions on November 16, 2009 and two gift transactions on December 17, 2010. This belief is based on our review of forms filed or written notice that no reports were required.

PROPOSAL 1 — ELECTION OF DIRECTORS

The current Board of Directors of HCA consists of thirteen directors. Our Board of Directors recommends that the nominees listed below be elected as members of the Board of Directors at the annual meeting.

Each of the nominees, if re-elected, will serve a one year term as a director until the annual meeting of stockholders in 2014 or until his respective successor is duly elected and qualified or until the earlier of his death, resignation or removal. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director if re-elected.

The following is a brief description of the background and business experience of each of the nominee directors to be elected to serve on our Board of Directors, each of whom is currently a member of our Board of Directors:

Name	Age(1)	Director Since	Position(s)
Richard M. Bracken	60	2002	Chairman of the Board and Chief Executive Officer
R. Milton Johnson	56	2009	President, Chief Financial Officer and Director
John P. Connaughton	47	2006	Director
Kenneth W. Freeman	62	2009	Director
Thomas F. Frist III	45	2006	Director
William R. Frist	43	2009	Director
Christopher R. Gordon	40	2006	Director
Jay O. Light	71	2011	Director
Geoffrey G. Meyers	68	2011	Director
Michael W. Michelson	61	2006	Director
James C. Momtazee	41	2006	Director
Stephen G. Pagliuca	58	2006	Director
Wayne J. Riley, M.D.	53	2012	Director

(1)	As of March 1, 2013.

Richard M. Bracken has served as Chief Executive Officer since January 2009 and was appointed as Chairman of the Board in December 2009. Mr. Bracken served as President and Chief Executive Officer from January 2009 to December 2009. Mr. Bracken was appointed Chief Operating Officer in July 2001 and served as President and Chief Operating Officer from January 2002 to January 2009. Mr. Bracken served as President — Western Group of the Company from August 1997 until July 2001. From January 1995 to August 1997, Mr. Bracken served as President of the Pacific Division of the Company. Prior to 1995, Mr. Bracken served in various hospital Chief Executive Officer and Administrator positions with HCA-Hospital Corporation of America.

R. Milton Johnson has served as President and Chief Financial Officer of the Company since February 2011 and was appointed as a director in December 2009. Mr. Johnson served as Executive Vice President and Chief Financial Officer from July 2004 to February 2011 and as Senior Vice President and Controller of the Company from July 1999 until July 2004. Mr. Johnson served as Vice President and Controller of the Company from November 1998 to July 1999. Prior to that time, Mr. Johnson served as Vice President — Tax of the Company from April 1995 to October 1998. Prior to that time, Mr. Johnson served as Director of Tax for Healthtrust, Inc. — The Hospital Company from September 1987 to April 1995.

John P. Connaughton has been a Managing Director of Bain Capital Partners, LLC since 1997 and a member of the firm since 1989. Prior to joining Bain Capital, Mr. Connaughton was a consultant at Bain & Company, Inc., where he worked in the health care, consumer products and business services industries. Mr. Connaughton served as a director of Stericycle, Inc. from 1999 to 2005, M/C Communications (PriMed) from 2004 to 2009, AMC Theatres from 2004 to 2009, ProSiebenSat.1 Media from 2003 to 2007, Cumulus Media Partners from 2006 to 2008, Epoch Senior Living from 2001 to 2007, Warner Music Group from 2004 to 2011, CRC Health Corporation from 2006 to 2012 and Sungard Data Systems from 2005 to 2012. He currently serves as a director of Air Medical Group Holdings, Inc., Clear Channel Communications, Inc., Warner Chilcott, Ltd., Quintiles Transnational Corp. and the Boston Celtics.

Kenneth W. Freeman has been a senior advisor of Kohlberg Kravis Roberts & Co. since August 2010 and, in August 2010, was appointed Dean of Boston University School of Management. From October 2009 to August 2010, Mr. Freeman was a member of KKR Management LLC, the general partner of KKR & Co. L.P. Before that, he was a member of the limited liability company which served as the general partner of Kohlberg Kravis Roberts & Co. L.P. since 2007 and joined the firm as Managing Director in May 2005. From May 2004 to December 2004, Mr. Freeman was Chairman of Quest Diagnostics Incorporated, and from January 1996 to May 2004, he served as Chairman and Chief Executive Officer of Quest Diagnostics Incorporated. From May 1995 to December 1996, Mr. Freeman was President and Chief Executive Officer of Corning Clinical Laboratories, the predecessor company to Quest Diagnostics. Prior to that, he served in various general management and financial roles with Corning Incorporated. Mr. Freeman currently serves as a director of Accellent, Inc. and Masonite, Inc., and is chairman of the board of trustees of Bucknell University.

Thomas F. Frist III is a principal of Frist Capital LLC, a private investment vehicle for Mr. Frist and certain related persons and has held such position since 1998. Mr. Frist is also a general partner at Frisco Partners, another Frist family investment vehicle. Mr. Frist served as a director of Triad Hospitals, Inc. from 1998 to October 2006 and currently serves as a director of SAIC, Inc. Mr. Frist is the brother of William R. Frist, who also serves as a director of the Company.

William R. Frist is a principal of Frist Capital LLC, a private investment vehicle for Mr. Frist and certain related persons and has held such position since 2003. Mr. Frist is also a general partner at Frisco Partners, another Frist family investment vehicle. Mr. Frist is the brother of Thomas F. Frist III, who also serves as a director of the Company.

Christopher R. Gordon is a Managing Director of Bain Capital Partners, LLC and joined the firm in 1997. Prior to joining Bain Capital, Mr. Gordon was a consultant at Bain & Company. Mr. Gordon served as a director of Accellent, Inc. from 2009 to 2012. He currently serves as a director of Air Medical Group Holdings, Inc., CRC Health Corporation, Physio-Control, Inc. and Quintiles Transnational Corp.

Jay O. Light is the Dean Emeritus of Harvard Business School and, prior to becoming Dean in April 2006, Mr. Light was Senior Associate Dean, Chairman of the Finance Area, and a professor teaching Investment Management, Capital Markets, and Entrepreneurial Finance for 30 years. Mr. Light is a director of the Harvard Management Company, a director of Partners HealthCare (the Mass General and Brigham & Women’s Hospitals) and chairman of its Investment Committee, a member of the Investment Committee of several endowments and a director of several private firms. Mr. Light has also served as a member of the board of directors of The Blackstone Group L.P.’s general partner since September 2008. In prior years until 2008, Mr. Light was a Trustee of the GMO Trusts, a family of mutual funds for institutional investors.

Geoffrey G. Meyers is the retired Chief Financial Officer and Executive Vice President and Treasurer for Manor Care, Inc. where he had responsibility for administration and financial management from 1988 until 2006 and was a director of Health Care and Retirement Corp., a predecessor of Manor Care, Inc., from 1991 to 1998. Mr. Meyers is currently Chairman of the Board for both the Trust Company of Toledo, a northwestern Ohio trust bank and PharMerica Corporation. Mr. Meyers also serves on PharMerica Corporation’s Nominating and Governance and Audit and Compliance Committees.

Michael W. Michelson has been a member of KKR Management LLC, the general partner of KKR & Co. L.P., since October 1, 2009. Before that, he was a member of the limited liability company which served as the general partner of Kohlberg Kravis Roberts & Co. L.P. since 1996. Prior to that, he was a general partner of Kohlberg Kravis Roberts & Co. L.P. Mr. Michelson served as a director of Accellent Inc. from 2005 to 2009, Alliance Imaging from 1999 to 2007 and Jazz Pharmaceuticals, Inc. from 2004 to 2012. Mr. Michelson is currently a director of Biomet, Inc.

James C. Momtazee has been a member of KKR Management LLC, the general partner of KKR & Co. L.P. since October 1, 2009. Before that, he was a member of the limited liability company which served as the general partner of Kohlberg Kravis Roberts & Co. L.P. since 2009. From 1996 to 2009, he was an executive of Kohlberg Kravis Roberts & Co. L.P. From 1994 to 1996, Mr. Momtazee was with Donaldson, Lufkin & Jenrette in its investment banking department. Mr. Momtazee served as a director of Alliance Imaging from 2002 to 2007 and Accuride from March 2005 to December 2005 and currently serves as a director of Accellent, Inc. and Jazz Pharmaceuticals, Inc.

Stephen G. Pagliuca is a Managing Director of Bain Capital Partners, LLC and is also a Managing General Partner and co-owner of the Boston Celtics basketball franchise. Mr. Pagliuca joined Bain & Company in 1982 and founded the Information Partners private equity fund for Bain Capital in 1989. He worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. Mr. Pagliuca served as a director of Warner Chilcott, Ltd. from 2005 to 2009, HCA Inc. from November 2006 to September 2009, Quintiles Transnational Corp. from 2008 to 2009, M/C Communications from 2004 to 2009, FCI, S.A. from 2005 to 2009 and Burger King Holdings Inc. from 2002 to 2010. He currently serves on the boards of Gartner, Inc., The Weather Channel, LLC and Physio-Control, Inc.

Wayne J. Riley, M.D. is President and CEO of Meharry Medical College, a position he has held since January 2007. In addition, he holds the academic rank of Professor of Internal Medicine at both Meharry and Vanderbilt University Schools of Medicine. Prior to joining Meharry, Dr. Riley served at the Baylor College of Medicine in Houston, Texas as the Vice-President and Vice Dean for Health Affairs and Governmental Relations from May 2004 through December 2006 and as Associate Professor of Internal Medicine from October 2005 through December 2006. Dr. Riley has also served as a director of Vertex Pharmaceuticals Incorporated since July 2010, where he currently serves on the Corporate Governance and Nominating and Science & Technology committees, and Pinnacle Financial Partners, Inc. since 2007, where he serves on the Audit and Nominating and Corporate Governance committees. In January 2013, he began a three year term on the Board of Directors of the Federal Reserve Board of Atlanta, Nashville Branch.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013. Services provided to the Company and its subsidiaries by Ernst & Young LLP in fiscal 2012 are described below and under “Audit and Compliance Committee Report” located on page 70 of this proxy statement.

Audit Fees. The aggregate audit fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the condensed consolidated financial statements included in our quarterly reports on Form 10-Q, for the audit of the effectiveness of the Company’s internal control over financial reporting, under the Sarbanes-Oxley Act of 2002, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings totaled $7.2 million for 2012 and $6.9 million for 2011.

Audit-Related Fees. The aggregate fees billed by Ernst & Young LLP for assurance and related services not described above under “Audit Fees” were $1.6 million for 2012 and $1.8 million for 2011. Audit-related services principally include audits of certain of our subsidiaries, benefit plans and computer processing controls.

Tax Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for tax compliance, tax advice and tax planning were $5.4 million for 2012 and $5.8 million for 2011.

All Other Fees. The aggregate fees billed by Ernst & Young LLP for products or services other than those described above were approximately $15,000 for 2012 and $92,000 for 2011. These fees primarily relate to certain advisory services.

The Board of Directors has adopted an Audit and Compliance Committee Charter which, among other things, requires the Audit and Compliance Committee to preapprove all audit and permitted nonaudit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm, subject to the ability to delegate authority to a subcommittee for certain preapprovals.

All services performed for us by Ernst & Young LLP in 2012 were preapproved by the Audit and Compliance Committee. The Audit and Compliance Committee concluded that the provision of audit-related services, tax services and other services by Ernst & Young LLP was compatible with the maintenance of the firm’s independence in the conduct of its auditing functions.

Representatives of Ernst & Young LLP will be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of Ernst & Young LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote. If the Company’s stockholders do not ratify the appointment of Ernst & Young LLP, the Audit and Compliance Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit and Compliance Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

THE AUDIT AND COMPLIANCE COMMITTEE AND THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2013.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. As described below in the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee of the Board of Directors has structured our executive compensation program to achieve the following key objectives:

•	Reinforce HCA’s strategic initiatives;
•	Align the economic interests of our executives with those of our stockholders; and
•	Encourage attraction and long-term retention of key contributors;

We urge stockholders to read the “— Compensation Discussion and Analysis” beginning on page 23 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 42 through 64, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “— Compensation Discussion and Analysis” are effective in achieving our compensation objectives and contribute to the Company’s performance.

In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve the following advisory resolution at the 2013 annual meeting of stockholders:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, as set forth in the Company’s 2013 Definitive Proxy Statement on Schedule 14A.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Company, the Board of Directors, and the Compensation Committee. The say-on-pay proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the executive compensation policies, practices, and plans described in this proxy statement. Although non-binding, the Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY “SAY-ON-PAY” RESOLUTION TO APPROVE OUR EXECUTIVE COMPENSATION.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the annual meeting. The persons named in the Proxy Card will vote in accordance with the recommendation of the Board of Directors on any other matters incidental to the conduct of, or otherwise properly brought before, the annual meeting. The Proxy Card contains discretionary authority for them to do so.

EXECUTIVE COMPENSATION

Compensation Risk Assessment

In consultation with the Compensation Committee (the “Committee”) of the Board of Directors, members of Human Resources, Financial Reporting, Legal, Enterprise Risk Management and Internal Audit management conducted an assessment of whether the Company’s compensation policies and practices encourage excessive or inappropriate risk taking by our employees, including employees other than our named executive officers. This assessment included a review of the risk characteristics of our business and the design of our incentive plans and policies. Although a significant portion of our executive compensation program is performance-based, the Committee has focused on aligning the Company’s compensation policies with the long-term interests of the Company and avoiding rewards or incentive structures that could create unnecessary risks to the Company.

Management reported its findings to the Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material, adverse effect on the Company.

Compensation Discussion and Analysis

Named Executive Officers

The following executive compensation discussion and analysis describes the principles underlying our executive compensation policies and decisions as well as the material elements of compensation for our named executive officers. Our named executive officers for 2012 were:

•	Richard M. Bracken, Chairman and Chief Executive Officer;

•	R. Milton Johnson, President and Chief Financial Officer;

•	Samuel N. Hazen, President of Operations;

•	Charles J. Hall, President of National Group; and

•	A. Bruce Moore, Jr., President of Service Line and Operations Integration.

Executive Summary

Ownership History and Implications for Compensation

As a result of the Merger in 2006, the Company went from being publicly traded to privately held by the Sponsors, the Frist Entities, members of management and certain other investors. In March 2011, upon completion of the IPO, the Company once again became publicly traded; however, following the IPO, the Investors owned approximately 69% of our stock, and as of March 1, 2013, the Investors continue to own approximately 39% of our stock. While we were privately held, our executive compensation programs were tightly aligned with the interests of the Investors. A few key elements of our executive compensation from that period included:

•

Multi-year stock option grants: Our executives received a one-time, multi-year stock option grant in 2007 following the Merger. Per their employment agreements entered into in connection with the Merger, Messrs. Bracken, Johnson, Hazen and Hall and certain other senior executives also received an additional multi-year stock option grant in 2009 with an exercise price equal to 2X the per share Merger consideration price. Mr. Moore was also awarded an additional one-time, multi-year stock option grant in 2009 in recognition of his service and contributions to the Company.

•

Stock option performance vesting: The stock options granted in 2007 were structured such that one-third vested based on time, one-third vested based on performance against a five year EBITDA model, and one-third vested based on investment return to the Sponsors.

•

A significant focus on EBITDA: In order to meet our debt obligations and drive increased value for stockholders, our incentive plans have historically had a significant focus on EBITDA (as may be defined under such plans) as the primary incentive metric in both annual and long-term incentive plans.

•

Special distributions: In private equity investments, special cash distributions to stockholders may be used to deliver cash to investors in accordance with company performance. In 2010, the Company declared three special cash distributions. Stock option awards outstanding at such time were amended to allow the cash payment of such distributions to members of management on vested “in-the-money” stock options. Per the applicable award agreements, the exercise prices of unvested stock options were reduced by the per share distribution amounts to the extent permitted by tax regulations. Any additional amount was or will be paid as the applicable stock options vest. Three similar distributions were declared by the Company in 2012, and management equity awards received a similar treatment, as described in further detail below. The distribution payments on vested equity awards held by the named executive officers are not a standard element of their compensation, and we do not consider these special distributions in determining the executive’s total direct compensation.

Following our IPO in 2011, our compensation practices continue to reflect many of these compensation elements, including the continued use of stock appreciation vehicles (stock settled stock appreciation rights, rather than stock options) with both time and performance-based vesting and a continued significant focus on annual EBITDA performance throughout our incentive plans. The Committee continues to base both annual and long-term incentives on EBITDA for a number of reasons:

•	It effectively measures Company operating performance;

•	It can be considered a surrogate for cash flow, a critical metric related to paying down the Company’s significant debt obligations; and

•	It is the key metric driving the valuation in the internal Company model, consistent with the valuation approach used by industry analysts.

As of December 31, 2012, the multi-year stock options granted to our named executive officers in 2007 were fully-vested, and we no longer rely on multi-year equity grants to align the economic interests of our executives with stockholders. Rather, beginning in February 2012, we started a new program of annual equity grants for our executive officers and employees, more consistent with traditional public company practice. See “2012 Equity Grants” below for additional detail.

2012 Performance Results

The following are highlights of the Company’s financial performance in 2012.

•	The Company experienced strong volume growth in 2012, including same facility revenue growth of 4.5%, same facility equivalent admissions growth of 4.1%, and same facility ER visits growth of 8.6%.

•	Expense management was also strong in 2012 as demonstrated by same facility operating expenses per equivalent admission growth of only 0.7%.

•

As a result of strong volume growth, expense management and other factors, EBITDA (as defined for purposes of our 2012 incentive compensation programs) was 103.0% of the target established by the Committee.

The price of our common stock increased from $22.03 per share on December 30, 2011 to $30.17 per share on December 31, 2012. In addition, we paid an aggregate of $6.50 per share in special distributions in 2012, resulting in a total annual stockholder return for 2012 of 66.5%.

In addition to strong financial performance, we continued to focus on delivering quality care to our patients. The following are a few of the 2012 quality and patient care highlights:

•

96 (71%) of HCA’s 135 licensed affiliated US hospitals, representing 104 sites, were included on The Joint Commission’s 2012 list of Top Performers on Key Quality Measures program (based on 2011 performance results). This is an increase from 76 hospitals in 2010.

•	The Company’s performance scores on the Centers for Medicare & Medicaid Services (“CMS”) inpatient and outpatient measures continued to improve and exceed the CMS national average.

•	We experienced year-over-year improvement in CMS Hospital Consumer Assessment of Healthcare Providers and Systems (“HCAHPS”) patient satisfaction scores and hospital acquired conditions rates.

Impact of Performance on 2012 Compensation

Our compensation philosophy, which is described in more detail herein, is centered around creating a strong link between the performance of business objectives and the value of compensation. The compensation of our named executive officers in 2012 was directly impacted by our financial performance, quality objectives, and stockholder return.

Performance Objective		Link to 2012 Compensation
Financial	•	2012 annual incentive awards and equity performance vesting were based on achieving targeted level of EBITDA.

Quality/Patient Care	•	2012 incentive awards were subject to reduction based on Company performance against industry patient care and quality benchmarks. Based on the Company’s 2012 performance, awards were not reduced.

Stockholder Return	•	Annual equity grants were made in the form of stock appreciation rights in order to reward executives for future growth in stockholder value.
	•	Executives’ vested stock options were eligible to receive the special cash distributions paid to our stockholders.

Recent Committee Actions

The Committee took several specific actions during 2012 to enhance the alignment of executive compensation programs and stockholder interests.

Action	Rationale
Eliminated tax gross-ups on perquisites for the Chairman and Chief Executive Officer and other named executive officers	Although the Company’s historical practice of providing tax gross-ups on perquisites was limited, such practices can have a negative perception by internal and external stakeholders

Introduced share ownership guidelines and related holding requirements for senior officers	Ownership guidelines will assist in encouraging continued strong stock ownership among key executives today and in the future

Introduced a new Long Term Incentive Program	In 2012, the first annual grant of a new equity program since the Company’s IPO was introduced to encourage pay for performance, alignment with stockholders, and executive stock ownership

2012 “Say-on-Pay” Advisory Vote

The Company provided stockholders a “say-on-pay” advisory vote on its executive compensation in 2012, as required under the Dodd-Frank Act. At our 2012 annual meeting of stockholders, stockholders expressed substantial support for the compensation of our named executive officers, with approximately 99.7% of the votes cast for approval of the “say-on-pay” advisory vote on executive compensation. The Committee evaluated the results of the 2012 advisory vote and considered many other factors in evaluating the Company’s executive compensation programs as discussed in this Compensation Discussion and Analysis. While each of these factors influenced the Committee’s decisions regarding our named executive officers’ compensation, in light of the substantial support expressed by our stockholders for our compensation program, the Committee did not make any changes to our executive compensation program and policies as a direct result of the 2012 “say-on-pay” advisory vote.

Other Key Policies and Practices

The Company has adopted the following key policies and practices in response to evolving good governance practices in executive compensation:

•	Named executives and other Company insiders may not engage in any transaction in which such individuals may profit from any short-term speculative swings in the value of our stock.

•

Annual incentive payouts under the Senior Officer Performance Excellence Program (“PEP”) may be subject to clawback if there are any financial restatements or inaccuracies later found in program metrics. Additionally, half of PEP payouts earned above target levels are paid in restricted share units to further long-term alignment with the Company’s stockholders and discourage short-term risk taking.

•	Stock option and stock appreciation right awards are structured such that 50% of vesting is based on the Company’s operating performance.

Overview of Executive Compensation Programs

The Committee is generally charged with the oversight of our executive compensation and rewards programs. The Committee is currently composed of John P. Connaughton, Jay O. Light (Chair), Geoffrey G. Meyers, and Michael W. Michelson. The Board of Directors has also established a subcommittee of our Compensation Committee (the “Independent Subcommittee”) consisting of Messrs. Light and Meyers for purposes of approving any compensation that may otherwise be subject to Section 162(m) of the Internal Revenue Code and equity grants to our executive officers. Responsibilities of the Committee include the review and approval of the following items:

•	Executive compensation strategy and philosophy;

•	Compensation arrangements for executive management;

•	Design and administration of the annual Senior Officer PEP;

•	Design and administration of our equity incentive plans;

•	Executive benefits and perquisites (including the HCA Restoration Plan and the Supplemental Executive Retirement Plan); and

•	Any other executive compensation or benefits related items deemed appropriate by the Committee.

In addition, the Committee considers the proper alignment of executive pay policies with Company values and strategy by overseeing executive compensation policies, corporate performance measurement and assessment, and Chief Executive Officer performance assessment.

The Committee may retain the services of independent outside consultants, as it deems appropriate in its sole discretion, to assist in the strategic review of programs and arrangements relating to executive compensation and performance. The Committee has retained Semler Brossy Consulting Group, LLC (“Semler Brossy”) as its external advisor, which has been determined by the Committee to be independent without any conflict of interest with the Company. The Committee considers advice and analysis presented by the consultant in making decisions on compensation plan designs and compensation decisions for the executive officers.

Compensation Philosophy and Objectives

The core philosophy of our executive compensation program is to support the Company’s primary objective of providing the highest quality health care to our patients while enhancing the long-term value of the Company to our stockholders. Specifically, the Committee believes the most effective executive compensation program (for all executives, including named executive officers):

•	Reinforces HCA’s strategic initiatives;

•	Aligns the economic interests of our executives with those of our stockholders; and

•	Encourages attraction and long-term retention of key contributors.

The Committee is committed to a strong, positive link between our business objectives and performance and our executive compensation and benefits practices.

Our compensation philosophy also allows for flexibility in establishing executive compensation based on an evaluation of information prepared by management or other advisors and other subjective and objective considerations deemed appropriate by the Committee, subject to any contractual agreements with our executives. The Committee will also consider the recommendations of our Chief Executive Officer. This flexibility is important to ensure our compensation programs are competitive and that our compensation decisions appropriately reflect the unique contributions and characteristics of our executives.

Elements of Compensation

Our compensation program is heavily weighted towards performance-based compensation, reflecting our philosophy of increasing the long-term value of the Company and supporting strategic imperatives. The following table summarizes the elements of our total compensation program for the named executive officers and provides the reasons these elements are included in the program:

Category of Compensation	Elements of Compensation	Why We Provide

Cash Compensation	Salary Annual Incentive (Performance Excellence Program)	• Attract, retain, and motivate key executive talent • Provide income security
• Motivate and reward performance of annual financial and operations business results

Long Term Incentives	Equity Grants	• Attract, retain, and motivate key executive talent • Align interests of executives and stockholders • Encourage executive stock ownership

Category of Compensation	Elements of Compensation	Why We Provide

Benefits	Retirement Benefits Personal Benefits Severance & Change in Control Benefits	• Attract and retain key executive talent • Enhance executive productivity • Provide opportunity for financial security in retirement

Consistent with the Committee’s commitment to a strong, positive link between our business objectives and performance and our executive compensation practices, we have placed a significant emphasis on pay “at risk”, based on the achievement of financial performance and quality patient care. The following charts illustrate that 91% of our Chairman and Chief Executive Officer’s total direct compensation and 84% of the other named executive officers’ average total direct compensation for 2012 was performance-based pay. For the purposes of these charts, total direct compensation includes salary, actual annual incentive payouts, and the grant date fair value of our annual equity grants made in 2012, as reported in the 2012 Summary Compensation Table (and excludes benefits and distributions on equity awards).

2012 Chief Executive Officer Total Direct Compensation Mix	2012 All Other Named Executive Officers Average Total Direct Compensation Mix

Peer Group Market Data

Management (but no named executive officer), in collaboration with Semler Brossy, collects and presents to the Committee compensation data from similarly-sized general industry companies, based to the extent possible on comparable position matches and compensation components. The following nationally recognized survey sources were utilized in anticipation of establishing 2012 executive compensation:

Survey	Revenue Scope
Towers Perrin Executive Compensation Database	Greater than $20B
Hewitt Total Compensation Measurement	Greater than $25B

These particular revenue scopes were selected because they were the closest approximations to HCA’s revenue size. Each survey that provided an appropriate position match and sufficient sample size was utilized in the analysis.

Data was also collected from health care providers within our industry including:

•	Community Health Systems, Inc.,

•	Health Management Associates, Inc.,

•	Kindred Healthcare, Inc.,

•	LifePoint Hospitals, Inc.,

•	Tenet Healthcare Corporation, and

•	Universal Health Services, Inc.

These health care providers are used only to obtain a general understanding of current industry compensation levels and practices since we are significantly larger than these companies. The 2011 median revenue of these organizations was $6.7 billion.

Compensation data was also collected and reviewed for large public health care companies which included, in addition to health care providers, companies in the health insurance, pharmaceutical, medical supplies and related industries. This peer group’s 2011 revenues ranged from $11.6 billion to $101.9 billion with median revenues of $33.8 billion, which is comparable to our size. The companies in this analysis included:

• Abbott Laboratories • Aetna Inc. • AmerisourceBergen Corp • Amgen Inc. • Baxter International Inc. • Bristol-Myers Squibb Company • CIGNA Corp.	• Coventry Health Care Inc. • Covidien plc. • Express Scripts, Inc. • Health Net Inc. • Humana Inc. • Johnson & Johnson • Eli Lilly and Company	• Medco Health Solutions Inc. • Medtronic Inc. • Merck & Co., Inc. • Pfizer Inc. • Thermo Fisher Scientific Inc. • UnitedHealth Group Incorporated • WellPoint, Inc.

Consistent with our compensation philosophy, the Committee considers the market findings as an input in developing our executive compensation programs, but may also consider, among other factors (typically not reflected in these surveys): the requirements of the applicable employment agreements, the executive’s individual performance during the year, his or her projected role and responsibilities for the coming year, his or her actual and potential impact on the successful execution of Company strategy, recommendations from our Chief Executive Officer and the independent compensation consultant, the executive’s prior compensation, experience, and professional status, internal pay equity considerations, and employment market conditions and compensation practices within our peer group. The weighting of these and other relevant factors is determined on a case-by-case basis for each executive upon consideration of the relevant facts and circumstances.

Employment Agreements

In connection with the Merger, we entered into employment agreements with Messrs. Bracken, Johnson, Hazen and Hall and certain other members of senior management to help ensure the retention of those executives critical to the future success of the Company. Among other things, these agreements set the executives’ compensation terms, their rights and benefits upon a termination of employment, and restrictive covenants around non-competition, non-solicitation, and confidentiality. These terms and conditions are further explained in the remaining portion of this Compensation Discussion and Analysis and under “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements.”

Elements of Compensation

Base Salary

Base salaries are intended to provide reasonable and competitive fixed compensation for regular job duties. The threshold base salaries for our named executive officers, with the exception of Mr. Moore, are set forth in their employment agreements. In 2012, adjustments to salaries and incentive compensation targets of Messrs.

Bracken and Johnson were modified in light of change in organizational responsibility and the review of market competitiveness. The named executive officers’ salaries are not expected to be adjusted in 2013.

Named Executive Officer	2011 Salary	2012 Salary[1]	Comments
Richard M. Bracken	$1,325,000	$1,400,000	Adjusted based on competitive market salaries for Chief Executive Officers
R. Milton Johnson	$850,000	$900,000	Adjusted in recognition of expanded duties and promotion to the position of President
Samuel N. Hazen	$850,000	$850,000	No change to salary in 2012
Charles J. Hall	$750,000	$750,000	No change to salary in 2012
A. Bruce Moore, Jr.	$575,000	$575,000	No change to salary in 2012

[1]	Effective as of March 1, 2012.

Annual Incentive Compensation: PEP

The PEP is intended to reward named executive officers for annual financial performance, with the goals of providing high quality health care for our patients and increasing stockholder value. Accordingly, the Company’s 2012 Senior Officer Performance Excellence Program (the “2012 PEP”) was approved by the Independent Subcommittee to cover annual incentive awards for 2012. Each named executive officer in the 2012 PEP was assigned a 2012 annual award target expressed as a percentage of salary ranging from 75% to 150%. Incentive opportunity targets were intended to provide a meaningful incentive for executives to achieve or exceed performance goals and be competitive with market practices.

Named Executive Officer	2011 PEP Target (as a % of Base Salary)	2012 PEP Target (as a % of Base Salary)	Comments
Richard M. Bracken	130%	150%	Adjusted based on competitive market pay levels
R. Milton Johnson	80%	100%	Adjusted in recognition of expanded duties and promotion to the position of President
Samuel N. Hazen	85%	85%	No change to PEP Target in 2012
Charles J. Hall	75%	75%	No change to PEP Target in 2012
A. Bruce Moore, Jr.	66%	75%	Adjusted to be consistent with desired performance-focused pay mix

The 2012 PEP was designed to provide 100% of the target award for target performance, 25% of the target award for a minimum acceptable (threshold) level of performance, and a maximum of 200% of the target award for maximum performance, while no payments were to be made for performance below threshold levels. The Committee believes this payout curve is consistent with competitive practice. Actual awards under the 2012 PEP are generally determined using the following steps:

1. The executive’s conduct must reflect our mission and values by upholding our Code of Conduct and following our compliance policies and procedures. This step is critical to reinforcing our commitment to integrity and the delivery of high quality health care. In the event the Committee determines the participant’s conduct during the fiscal year is not in compliance with the first step, he or she will not be eligible for an incentive award.

2. The actual award amount is determined based upon Company performance. In 2012, the PEP for all named executive officers incorporated one financial performance measure, EBITDA, as defined in the 2012

PEP. For hospital group presidents, 50% of 2012 PEP was based on Company EBITDA performance and 50% was based on group EBITDA performance.

3. In order to encourage executives to maintain the Company’s commitment to excellence in patient care, the Committee reserves the right to reduce the final PEP payouts based on the Committee’s subjective evaluation of quality of performance with a primary focus on CMS core measures, hospital acquired conditions, and HCAHPS performance against industry benchmarks. This reduction may be up to 20% of the individual’s PEP target.

EBITDA is defined in the 2012 PEP as earnings before interest, taxes, depreciation, amortization, net income attributable to noncontrolling interests, gains or losses on sales of facilities, gains or losses on extinguishment of debt, asset or investment impairment charges, restructuring charges, any expenses for share-based compensation under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation-Stock Compensation (“ASC 718”), and any other expenses or losses resulting from significant, unusual and/or nonrecurring events, as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report for the fiscal year, as determined in good faith by the Board of Directors or the Committee in consultation with the Chief Executive Officer.

Our 2012 threshold performance level was set at 5% below the target goal and the maximum performance goal was set at approximately 5% above the target goal to reflect likely performance volatility. EBITDA targets were linked to the Company’s short-term and long-term business objectives to ensure incentives are provided for appropriate annual growth.

Upon review of the Company’s 2012 financial performance, the Committee determined that Company EBITDA performance for the fiscal year ended December 31, 2012 was approximately 103.0% of target performance levels as set by the Independent Subcommittee, as adjusted, resulting in a 159.92% of target payout. The EBITDA performance of the National Group was approximately 101.14% of the performance target, resulting in an 122.75% of target payout. In 2012, the Company’s actual adjusted EBITDA excluded share based compensation expense and unbudgeted acquisitions.

	Adjusted EBITDA Target	Actual Adjusted EBITDA	Actual Adjusted EBITDA (as a % of Target)	PEP Payout (as a % of PEP Target)
Company	$6.394 billion	$6.586 billion	103.00%	159.92%
National Group	$2.704 billion	$2.735 billion	101.14%	122.75%

These EBITDA targets should not be understood as management’s predictions of future performance or other guidance and investors should not apply these in any other context.

Based on continued performance and improvement in key quality of care metrics during 2012, the Committee did not reduce the named executive officers’ 2012 PEP payouts.

Under the 2012 PEP, incentive payouts up to the target were paid in cash during the first quarter of 2013. Payouts above the target were paid 50% in cash and 50% in restricted share units (“RSUs”). The RSU grants will vest 50% on the second anniversary of grant date and 50% on the third anniversary of the grant date. The purpose of paying half of above target annual incentives payments in RSUs is to further enhance alignment with stockholders and reinforce the importance of sustained results.

The Company can recoup (or “clawback”) incentive compensation pursuant to our 2012 PEP that was based on (i) achievement of financial results that are subsequently the subject of a restatement due to material noncompliance with any financial reporting requirement under either generally accepted accounting principles (“GAAP”) or federal securities laws, other than as a result of changes to accounting rules and regulations, or (ii) a subsequent finding that the financial information or performance metrics used by the Committee to determine the amount of the incentive compensations are materially inaccurate, in each case regardless of individual fault. In addition, the Company may recover any incentive compensation awarded or paid pursuant to this policy based on the participant’s conduct which is not in good faith and which materially disrupts, damages, impairs or interferes with the business of the Company and its affiliates. The Committee may also provide for incremental additional payments to then-current executives in the event any restatement or error indicates that such executives should have received higher performance-based payments. This policy is administered by the Committee in the exercise of its discretion and business judgment based on the relevant facts and circumstances.

The Senior Officer Performance Excellence Program for 2013 has not yet been adopted by the Independent Subcommittee.

Long-Term Equity Incentive Awards: Options and Stock Appreciation Rights

Equity grants made under our long-term incentive compensation programs are intended to align the interest of executives and stockholders by rewarding executives for growth in long-term stockholder value. These programs also serve as a key component of the executives’ reward packages in attracting and retaining top talent. Lastly, these programs encourage share ownership. Grants are made under the 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as amended and restated (the “2006 Plan”). Following the IPO, all equity grants to senior executive officers, including the named executive officers, are approved by the Independent Subcommittee.

2012 Equity Grants

The 2012 long term incentive grants mark the first annual equity grants since the Company’s IPO. Named executive officers received a grant of stock settled stock appreciation rights (“SARs”). The Committee determined that SARs are the best long term incentive vehicle for this population because:

•	SARs only reward executives for stock price appreciation;

•	SARs are more efficient than stock options in terms of utilizing the stockholder approved management equity pool; and

•	In conjunction with the vesting requirements, the grants encourage both short-term and long-term Company performance.

The SARs granted in 2012 have a ten year term and were granted with an exercise price equal to the fair market value of the Company’s common shares on the date of grant (February 8, 2012) (the “2012 SARs”). The 2012 SARs are structured such that  1/2 vest based on continued employment and  1/2 vest based on the Company achieving annual EBITDA goals:

•	25% of the time-based SARs will vest on each the first four anniversaries of the grant date.

•

Up to 25% of the performance-based SARs will vest each year if EBITDA targets are achieved or exceeded. Awards will achieve partial vesting if annual earnings are at least 96% of target per the following schedule. There is no “catch-up” feature of the performance-based vesting, so any SARs that do not vest in a given year are cancelled.

Actual EBITDA as a % of Target EBITDA	% Annual Vesting	% of Total Granted Performance-Based SARs Vesting in Applicable Fiscal Year
100% +	100%	25%
99.0% - 99.9%	80%	20%
98.0% - 98.9%	60%	15%
97.0% - 97.9%	40%	10%
96.0% - 96.9%	20%	5%
< 96.0%	0%	0%

Target EBITDA under the 2012 SARs is the same as is used for the annual PEP plans. The objective of this approach is to create significant focus for management on achieving annual EBITDA targets, which the Committee believes is a critical factor in our long-term value creation. The performance-based 2012 SARs tied to 2012 fiscal year EBITDA fully vested since the Company’s Actual 2012 EBITDA exceeded target as determined by the Committee.

The Independent Subcommittee determined the number of 2012 SARs awarded to the named executive officers based on a combination of the following considerations:

•	Market practices;

•	Current equity holdings of executives;

•	Historical performance and any recent increase in job scope; and

•	Future projected contributions of the named executive officers.

Named Executive Officer	# 2012 SARs Granted
Richard M. Bracken	900,000
R. Milton Johnson	425,000
Samuel N. Hazen	250,000
Charles J. Hall	150,000
A. Bruce Moore, Jr.	100,000

For additional information concerning the 2012 SARs, see the Outstanding Equity Awards at 2012 Fiscal Year-End Table.

2011 Promotional Option Grants

In November 2011, options to purchase common stock of the Company were granted under the 2006 Plan to Messrs. Hazen and Hall as a reflection of the additional responsibilities they assumed in connection with the Company’s internal reorganization in 2011. The 2011 option awards have a ten year term and are structured so that  1/2 are time vested options (vesting in four equal installments on the first four anniversaries of the grant date) and   1/2 are EBITDA-based performance vested options (with up to 25% vesting at the end of each of fiscal years 2011, 2012, 2013 and 2014 upon the Committee’s determination of the extent to which EBITDA performance targets (set annually and adjusted as appropriate consistent with the EBITDA targets under the annual PEP and the 2012 SARs), have been met for the applicable fiscal year) (the “2011 Options”). The combination of time and performance-based vesting of these awards is designed to retain key executives, while motivating sustained increases in our financial performance. The 2011 Options were awarded with an exercise price equivalent to fair market value (the closing price of the Company’s common stock on the NYSE) on the date of grant.

The 2011 Options tied to 2012 fiscal year EBITDA fully vested since the Company’s actual 2012 EBITDA exceeded the target as determined by the Committee.

For additional information concerning the 2011 Options, see the Outstanding Equity Awards at 2012 Fiscal Year-End Table.

Options Granted as a Privately-Held Company

In January 2007, consistent with the terms of Messrs. Bracken, Johnson, Hazen and Halls’ respective employment agreements and as a part of Mr. Moore’s long-term incentive compensation, the Committee approved long-term stock option grants to our named executive officers under the 2006 Plan consisting solely of a one-time, multi-year stock option grant in lieu of annual long-term equity incentive award grants. These stock options were granted at an initial exercise price of $11.32, have a ten year term and were structured so that  1/3 were time vested options,  1/3 were EBITDA-based performance vested options, and  1/3 were performance options that vest based on investment return to the Sponsors (the “2007 Options”). As of December 31, 2012, all of the 2007 Options granted to the named executive officers were fully vested.

In August 2009, Mr. Moore was awarded additional options to purchase common stock of the Company under the 2006 Plan by the Committee for his significant contributions to the Company. The 2009 option award to Mr. Moore has a ten year term and is structured so that 1/2 are time vested options (vesting in five equal installments on the first five anniversaries of the August 27, 2009 grant date) and 1/2 are EBITDA-based performance vested options (which vest in equal increments of 20% at the end of fiscal years 2009, 2010, 2011, 2012 and 2013 if certain annual EBITDA performance targets are achieved, subject to “catch up” vesting, such that, options that were eligible to vest but failed to vest due to our failure to achieve prior EBITDA targets will vest if at the end of any subsequent year or at the end of fiscal year 2014, the cumulative total EBITDA earned in all prior years exceeds the cumulative EBITDA target at the end of such fiscal year) (the “2009 Options”). The 2009 Options were granted at an exercise price equivalent to fair market value on the date of grant as determined reasonably and in good faith by the Board of Directors after consultation with the Chief Executive Officer and other advisors. Pursuant to the terms of the 2006 Plan and the stock option agreement governing Mr. Moore’s 2009 Options, the Board of Directors, in consultation with our Chief Executive Officer, has the ability to adjust the established EBITDA targets for significant events, changes in accounting rules and other customary adjustment events. We believe these adjustments may be necessary in order to effectuate the intents and purposes of our compensation plans and to avoid unintended consequences that are inconsistent with these intents and purposes. For example, the Board of Directors exercised its ability to make adjustments to the 2012 EBITDA performance targets under this option agreement (including cumulative EBITDA targets) for acquisitions. As of December 31, 2012, 60% of Mr. Moore’s time-vested 2009 Options and 80% of Mr. Moore’s EBITDA-vested 2009 Options were vested.

For each of the named executive officers with employment agreements, we also committed to grant, among Messrs. Bracken, Johnson, Hazen and Hall and certain other executives, 10% of the options initially authorized for grant under the 2006 Plan at some time before November 17, 2011 (but with a good faith commitment to do so before a “change in control” (as defined in the 2006 Plan) or a “public offering” (as defined in the 2006 Plan) and before the time when our Board of Directors reasonably believed that the fair market value of our common stock was likely to exceed the equivalent of $22.64 per share) at an exercise price per share that is the equivalent of $22.64 per share (“2x Time Options”). On October 6, 2009, the 2x Time Options were granted. The Committee allocated those options in consultation with our Chief Executive Officer based on past executive contributions and future anticipated impact on Company objectives. Forty percent of the 2x Time Options were vested upon grant to reflect employment served since the Merger, and an additional twenty percent of these options vested on November 17, 2009, November 17, 2010, and November 17, 2011, respectively. The terms of the 2x Time Options are otherwise consistent with other time vesting options granted under the 2006 Plan.

For additional information concerning the options awarded in 2007 and 2009, see the Outstanding Equity Awards at 2012 Fiscal Year-End Table.

Pre-Merger Rollover Options

As a result of the Merger, all unvested awards under the HCA 2005 Equity Incentive Plan (the “2005 Plan”) (and all predecessor equity incentive plans) vested in November 2006. Generally, all outstanding options under the 2005 Plan (and any predecessor plans) were cancelled and converted into the right to receive a cash payment equal to the number of shares of common stock underlying the option multiplied by the amount by which the Merger consideration of $11.32 per share exceeded the exercise price for the options (without interest and less any applicable withholding taxes). However, certain members of management, including the named executive officers, were given the opportunity to convert options held by them prior to consummation of the Merger into options to purchase shares of common stock of the surviving corporation (“Rollover Options”). Immediately after the consummation of the Merger, all Rollover Options (other than those with an exercise price below $2.83) were adjusted so that they retained the same “spread value” (as defined below) as immediately prior to the Merger, but the new per share exercise price for all Rollover Options became $2.83. The term “spread value” means the difference between (x) the aggregate fair market value of the common stock (determined using the Merger consideration of $11.32 per share) subject to the outstanding options held by the participant immediately prior to the Merger that became Rollover Options, and (y) the aggregate exercise price of those options.

Distributions on Equity Awards

The Company declared three special cash distributions in respect of outstanding common stock of the Company in each of 2010 and 2012 as follows:

Declaration Date	Record Date	Cash Distribution (per share)
January 27, 2010	February 1, 2010	$3.88
May 5, 2010	May 6, 2010	$1.11
November 23, 2010	November 24, 2010	$4.44
February 3, 2012	February 16, 2012	$2.00
October 23, 2012	November 2, 2012	$2.50
December 6, 2012	December 17, 2012	$2.00

Management, as with all stockholders, received the distributions on owned shares of common stock. In recognition of the value created by management through effective execution of operating strategies, and as otherwise required pursuant to the terms of the applicable stock option agreements, the Company also made cash distributions to holders of vested equity awards outstanding on the respective distribution record dates, as set forth below.

In connection with the 2010 distributions and the February 2012 distribution, the Committee amended the applicable option agreements to provide that in lieu of adjusting the exercise prices of such vested options, the Company would make cash payments equal to the product of (x) the number of shares subject to such options outstanding on the applicable record date, multiplied by (y) the per share amount of the applicable distribution, less (z) any applicable withholding taxes. In connection with the November 2012 and December 2012 distributions, the Committee amended the applicable option agreements to provide that in lieu of adjusting the exercise prices of such vested options, the Company would make cash payments to equal to the product of (x) the number of shares subject to such options outstanding on the applicable record date, multiplied by (y) the per share amount of the applicable distribution, less (z) any applicable withholding taxes for all vested stock options with a per share exercise price less than or equal to $23.224 and $24.728, respectively, outstanding on the November 2, 2012 and December 17, 2012 record dates, respectively. Vested options with a per share exercise price greater than $23.224 but less than $25.224 on the November 2, 2012 record date, were paid $1.25 per share of common stock subject to such outstanding vested stock options in cash (less applicable withholding taxes), and the remainder of the distribution was applied by reducing the exercise price of such options by $1.25. Vested options with a per share exercise price greater than $24.728 but less than $26.328 on the December 17, 2012 record date, were paid $1.00 per share of common stock subject to such outstanding vested stock options in cash (less applicable withholding taxes), and the remainder of the distribution was applied by reducing the exercise price of such options by $1.00. The Company reduced the option exercise price by the $2.50 and $2.00, respectively, for vested options with a per share exercise price equal to or greater than $25.224 and $26.328, respectively, outstanding on the November 2, 2012 and December 17, 2012 record dates, respectively.

Pursuant to the terms of the applicable award agreements, the Company reduced the per share exercise and base prices of any unvested options and SARs outstanding on the applicable distribution record dates by the amount of the applicable distribution to the extent permitted under applicable tax laws. To the extent applicable tax laws would not permit a reduction (in whole or in part) of such exercise or base price, the Company agreed to pay to each holder of unvested options to purchase shares of common stock and stock appreciation rights outstanding on the applicable record date an amount on a per share basis equal to the balance of the per share amount of the applicable distribution not permitted to be applied to reduce the exercise or base price of the applicable award on or about the date such option or stock appreciation right becomes vested.

In addition, the Company will make a cash payment to each holder of unvested RSUs under the Company’s equity incentive plans outstanding on the applicable record dates, on a per share basis, equal to the product of (x) the number of shares of common stock subject to such unvested RSUs multiplied by (y) the per share amount of the applicable distribution less (z) any applicable withholding taxes (to be paid as and when the unvested RSU to which such amount relates becomes vested in accordance with the applicable vesting schedule of such RSU).

For additional information concerning the distribution payments on equity awards held by the named executive officers, see the 2012 Summary Compensation Table.

Ownership Guidelines

Effective in July 2012, the Committee approved ownership guidelines for our named executive officers. Under these guidelines, our Chief Executive Officer should hold Company equity valued at least 5 times his base salary, and our other named executive officers should hold equity valued at least 3 times their respective base salaries. When calculating equity holdings, we include shares beneficially owned by the executive as well as the “in-the-money” value of vested stock options and SARs. The guidelines provide that 75% of net restricted shares and exercised options and SARs must be retained by the executive until minimum ownership levels are met. If our market share price declines to the extent that an executive’s ownership falls below the guidelines, these holding requirements are reinstated. In general, named executive officers will be expected to meet the ownership guidelines within five years of appointment to their position. The following table shows the ownership of the named executive officers as of December 31, 2012:

Named Executive Officer	Ownership as a Multiple of Base Salary
Richard M. Bracken	56x
R. Milton Johnson	55x
Samuel N. Hazen	42x
Charles J. Hall	27x
A. Bruce Moore, Jr.	37x

Retirement Plans

We currently maintain one tax-qualified retirement plan in which the named executive officers are eligible to participate, the HCA 401(k) Plan. The purpose of the HCA 401(k) Plan is to aid in recruitment and retention and to assist employees in providing for retirement. Generally all employees who have completed the Plan’s service requirements are eligible to participate in the HCA 401(k) Plan. Each of our named executive officers participates in the plan. For additional information on the HCA 401(k) Plan, including amounts contributed by HCA in 2012 to the named executive officers, see the Summary Compensation Table and related footnotes and narratives and “2012 Pension Benefits.”

Our key executives, including the named executive officers, also participate in two supplemental retirement programs. The Committee and the Board initially approved these supplemental programs to:

•	Recognize significant long-term contributions and commitments by executives to the Company and to performance over an extended period of time;

•	Induce our executives to continue employment through a specified normal retirement age (initially 62 through 65, but reduced to 60 upon the change in control at the time of the Merger in 2006); and

•	Provide a competitive benefit to aid in attracting and retaining key executive talent.

The HCA Restoration Plan, a non-qualified retirement plan, provides a benefit to replace a portion of the contributions lost in the HCA 401(k) Plan due to certain Internal Revenue Service limitations. Effective January 1, 2008, participants in the SERP (described below) are no longer eligible for Restoration Plan contributions. However, the hypothetical accounts maintained for each named executive officer under this plan as of January 1, 2008 will continue to be maintained and were increased or decreased with hypothetical investment returns based on the actual investment return of the Mix B fund within the HCA 401(k) Plan through December 31, 2010. Subsequently, the hypothetical accounts as of December 31, 2010 will continue to be maintained but will not be increased or decreased with hypothetical investment returns. For additional information concerning the HCA Restoration Plan, see “2012 Nonqualified Deferred Compensation.”

Key executives may also participate in the HCA Supplemental Executive Retirement Plan (the “SERP”), adopted in 2001. The SERP benefit brings the total value of annual retirement income to a specific income replacement level. For named executive officers with 25 years or more of service, this income replacement level is 60% of final average pay (base salary and PEP payouts) at normal retirement, a competitive level of benefit at the time the plan was implemented. As of the Merger in November 2006, all participants are fully vested in their SERP benefits and the plan is now frozen to new entrants. For additional information concerning the SERP, see “2012 Pension Benefits.”

In the event a participant renders service to another health care organization within five years following retirement or termination of employment, he or she forfeits the rights to any further payment, and must repay any payments already made under the SERP and HCA Restoration Plan. This non-competition provision is subject to waiver by the Committee with respect to the named executive officers.

Personal Benefits

Our executive officers receive limited, if any, benefits outside of those offered to our other employees. Generally, we provide these benefits to increase travel and work efficiencies and allow for more productive use of the executive’s time. Messrs. Bracken and Johnson are permitted to use the Company aircraft for personal trips, subject to the aircraft’s availability. The named executive officers may have their spouses accompany them on business trips taken on the Company aircraft, subject to seat availability, a benefit which has minimal incremental costs to the Company. In addition, there are times when it is appropriate for an executive’s spouse to attend events related to our business. On those occasions, we will pay for the travel expenses of the executive’s spouse. We will, on an as needed basis, provide mobile telephones and personal digital assistants to our employees and certain of our executive officers have obtained such devices through us. The value of these personal benefits, if any, is included in the executive officer’s income for tax purposes.

Effective January 1, 2012, the Company no longer provides any gross up payments to executives to cover the taxes due on perquisite related income.

Except as otherwise discussed herein, other welfare and employee-benefit programs are the same for all of our eligible employees, including our named executive officers. For additional information, see footnote (4) to the 2012 Summary Compensation Table.

Severance and Change in Control Benefits

As noted above, our named executive officers, with the exception of Mr. Moore who is covered under our Executive Severance Policy, have entered into employment agreements, which provide, among other things, each executive’s rights upon a termination of employment in exchange for non-competition, non-solicitation, and confidentiality covenants. We believe that reasonable severance benefits are appropriate in order to be competitive in our executive retention efforts. These benefits should reflect the fact that it may be difficult for such executives to find comparable employment within a short period of time. We also believe that these types of agreements are appropriate and customary in situations such as the Merger wherein the executives have made significant personal investments in the Company and that investment is generally illiquid for a significant period of time. Finally, we believe formalized severance arrangements are common benefits offered by employers competing for similar senior executive talent.

Severance Benefits for Named Executive Officers (except Mr. Moore)

If employment is terminated by the Company without “cause” or by the executive for “good reason” (whether or not the termination was in connection with a change-in-control), the executive would be entitled to “accrued rights” (cause, good reason and accrued rights are as defined in “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements”) plus:

•

Subject to restrictive covenants and the signing of a general release of claims, an amount equal to two times for Messrs. Hazen and Hall and three times in the case of Messrs. Bracken and Johnson the sum of base salary plus the annual PEP incentive paid or payable in respect of the fiscal year immediately preceding the fiscal year in which termination occurs, payable over a two year period;

•	Pro-rata bonus; and

•	Continued coverage under our group health plans during the period over which the cash severance is paid.

Additionally, unvested options and SARs will be forfeited; however, 2007 Options and 2x Time Options granted while the Company was privately held will remain exercisable until the first anniversary of the termination of the executive’s employment. Pursuant to the terms of the 2011 Options and 2012 SARs agreements, vested 2011 Options and 2012 SARs will remain exercisable for 180 days following termination of the executive’s employment.

Further, pursuant to the RSU agreements governing the RSUs granted to Messrs. Bracken, Johnson, Hazen and Hall under the 2010 and 2012 PEP plans, (1) in the event the executive officer’s employment terminates by reason of “retirement” (defined under such agreements as resignation from service (i) after attaining 65 years of age or (ii) under the 2010 PEP, after attaining 60 years of age and completing three years of service with the Company or any of its subsidiaries or under the 2012 PEP, after attaining 55 years of age and completing ten years of service with the Company or any of it subsidiaries), the executive shall become vested in any unvested RSUs, and such RSUs shall continue to be payable on each applicable vesting date that occurs following their retirement, and (2) in the event the executive’s death or disability (as defined under Section 409A of the Internal Revenue Code), all unvested RSUs shall immediately vest.

Severance Benefits for Mr. Moore

Under the Company’s Executive Severance Policy applicable to Mr. Moore, if his employment is terminated involuntarily by the Company (other than for a reason that would result in him not being eligible for rehire), by Mr. Moore for “good reason” (as defined below), or as a result of, and after, a change-in-control (as defined under Section 409A of the Internal Revenue Code), Mr. Moore would be entitled to:

•

Subject to the signing of a separation agreement and general release (which is required unless his termination is part of a planned reduction involving a group or class of employees), an amount equal to twenty-four (24) months of his base salary in a lump sum payment at his current base salary rate;

•	Pro-rata PEP bonus; and

•

A lump sum payment equal to the amount needed in order to continue his existing medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for eighteen (18) months.

“Good Reason” under the Executive Severance Policy is defined as actions taken by the Company that result in a materially negative change to the executive, such as the duties to be performed, the conditions under which duties are performed, or the compensation received. Isolated or inadvertent failure by the Company that is not in bad faith and is remedied within ten business days of written notice from an executive does not constitute good reason.

Additionally, pursuant to the option agreements governing Mr. Moores’s option and SAR awards, Mr. Moore’s unvested awards will be forfeited; however, his vested options and SARs granted in 2007, 2009 and 2012 will remain exercisable for 180 days following termination of his employment.

Further, pursuant to the RSU agreements governing the RSUs granted to Mr. Moore under the 2010 and 2012 PEP plans, (1) in the event Mr. Moore’s employment terminates by reason of “retirement” (defined under such agreements as resignation from service (i) after attaining 65 years of age or (ii) under the 2010 PEP, after attaining 60 years of age and completing three years of service with the Company or any of its subsidiaries or under the 2012 PEP, after attaining 55 years of age and completing ten years of service with the Company or any of its subsidiaries), then Mr. Moore shall become vested in any unvested RSUs, and such RSUs shall continue to be payable on each applicable vesting date that occurs following their retirement, and (2) in the event of Mr. Moore’s death or disability (as defined under Section 409A of the Internal Revenue Code), all unvested RSUs shall immediately vest.

Because we believe a termination by the executive for good reason (a constructive termination) is conceptually the same as an actual termination by the Company without cause, we believe it is appropriate to provide severance benefits following such a constructive termination of the named executive officer’s employment. All of our severance provisions are believed to be within the realm of competitive practice and are intended to provide fair and reasonable compensation to the executive upon a termination event.

Change in Control Benefits

Pursuant to the stock option agreements governing the pre-IPO equity grants under the 2006 Plan (including the 2007 Options, the 2009 Options granted to Mr. Moore, and the 2x Time Options), upon a Change in Control of the Company (as defined below), all unvested time vesting awards (that have not otherwise terminated or become exercisable) shall become immediately exercisable. Performance options that vest subject to the achievement of EBITDA targets will become exercisable upon a Change in Control of the Company if: (i) prior to the date of the occurrence of such event, all EBITDA targets have been achieved for years ending prior to such date; (ii) on the date of the occurrence of such event, the Company’s actual cumulative total EBITDA earned in all years occurring after the performance option grant date, and ending on the date of the Change in Control, exceeds the cumulative total of all EBITDA targets in effect for those same years; or (iii) the Investor Return is at least two-and-a-half times the price paid to the stockholders in the Merger (or $28.30). For purposes of the vesting provision set forth in clause (ii) above, the EBITDA target for the year in which the Change in Control occurs shall be equitably adjusted by the Board of Directors in good faith in consultation with the chief executive officer (which adjustment shall take into account the time during such year at which the Change in Control occurs). “Change in Control” under these pre-IPO agreements is defined as in one or more of a series of transactions (i) the transfer or sale of all or substantially all of the assets of the Company (or any direct or indirect parent of the Company) to an Unaffiliated Person (as defined below); (ii) a merger, consolidation, recapitalization or reorganization of the Company (or any direct or indirect parent of the Company) with or into another Unaffiliated Person, or a transfer or sale of the voting stock of the Company (or any direct or indirect parent of the Company), an Investor, or any affiliate of any of the Investors to an Unaffiliated Person, in any such event that results in more than 50% of the common stock of the Company (or any direct or indirect parent of the Company) or the resulting company being held by an Unaffiliated Person; or (iii) a merger, consolidation, recapitalization or reorganization of the Company (or any direct or indirect parent of the Company) with or into another Unaffiliated Person, or a transfer or sale by the Company (or any direct or indirect parent of the Company), an Investor or any affiliate of any of the Investors, in any such event after which the Investors and their affiliates (x) collectively own less than 15% of the common stock of and (y) collectively have the ability to appoint less than 50% of the directors to the Board (or any resulting company after a merger). For purposes of this definition, the term “Unaffiliated Person” means a person or group who is not an Investor, an affiliate of any of the Investors or an entity in which any Investor holds, directly or indirectly, a majority of the economic interest in such entity.

Pursuant to the RSU agreements governing the RSUs granted to the named executive officers under the 2010 PEP, upon a Change of Control of the Company (as defined immediately above), all unvested RSUs shall immediately vest.

Pursuant to the award agreements governing the 2011 Options and the 2012 SARs granted under the 2006 Plan, upon a Change in Control of the Company (as defined below), all unvested time vesting awards (that have not otherwise terminated or become exercisable) shall become immediately exercisable, and all unvested EBITDA awards (that have not otherwise terminated or become exercisable) shall also become immediately exercisable. For purposes of the 2011 Options and 2012 SARs, “Change in Control” shall mean, in lieu of any definition contained in the 2006 Plan: (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any person or group other than, as of the date of determination, (A) any and all of an employee benefit plan (or trust forming a part thereof) maintained by (1) the Company or (2) any corporation or other person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company; (B) Hercules Holding, but only for so long as Hercules Holding continues to hold at least 30% of the voting power of the Company’s voting equity securities, or (C) any Equity Sponsor (as defined in the Company’s Amended and Restated Certificate of Incorporation dated as of March 8, 2011), but only for so long as the Equity Sponsors, in the aggregate, continue to hold at least 30% of the voting power of the Company’s voting equity securities (any of the foregoing, “Permitted Holders”); or (ii) any person or group, other than the Permitted Holders, becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto) (except that a person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise; or (iii) a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are beneficially owned subsequent to such transaction by the person or persons who were the beneficial owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or (iv) during any period of 12 months, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office.

Pursuant to the RSU agreements governing the RSUs granted to the named executive officers under the 2012 PEP, upon a Change in Control (as defined immediately above), all unvested RSUs shall immediately vest.

The Committee believes that the potential acceleration of vesting described above is appropriate in order to avoid being at a competitive disadvantage in the Company’s recruiting and retention efforts, as employees often consider equity upside opportunities in a change in control transaction to be a critical element of compensation. Additionally, accelerated vesting provisions provide security that equity-related consideration will be earned in the event the Company is sold or the subject of a “hostile” takeover. The absence of such an agreement could impact an employee’s willingness to work through a merger transaction which could be beneficial to our stockholders.

Additional information regarding applicable payments under such agreements for the named executive officers is provided under “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements” and “Potential Payments Upon Termination or Change in Control.

Recoupment of Compensation

Information regarding the Company’s policy with respect to recoupment or clawback of incentive compensation is provided under “Annual Incentive Compensation: PEP” above.

Tax and Accounting Implications

The Committee considers the impact of Section 162(m) of the Internal Revenue Code in the design of its compensation strategies. Under Section 162(m), compensation paid to executive officers in excess of $1,000,000 cannot be taken by us as a tax deduction unless the compensation qualifies as performance-based compensation. The design of the Company’s PEP and other incentive compensation is intended to constitute performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code. We have determined, however, that we will not necessarily seek to limit executive compensation to amounts deductible under Section 162(m) if we believe such limitation is not in the best interests of our stockholders. While considering the tax implications of its compensation decisions, the Committee believes its primary focus should be to attract, retain and motivate executives and to align the executives’ interests with those of our stakeholders.

The Committee operates its compensation programs with the good faith intention of complying with Section 409A of the Internal Revenue Code. We account for stock based payments with respect to our long term equity incentive award programs in accordance with the requirements of ASC 718.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Jay O. Light, Chairperson

John P. Connaughton

Michael W. Michelson

Geoffrey G. Meyers

2012 Summary Compensation Table

The following table sets forth information regarding the compensation earned by the Chief Executive Officer, the Chief Financial Officer and our other three most highly compensated executive officers during 2012.

Name and Principal Positions	Year	Salary ($)	Option/ Stock Appreciation Right Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Richard M. Bracken	2012	$1,387,474	$11,824,290	$3,358,320	$7,799,296	$21,989,866	$46,359,246
Chairman and Chief	2011	$1,324,975	—	$1,638,572	$2,749,138	$25,661	$5,738,346
Executive Officer	2010	$1,324,975	—	$2,614,824	$9,250,610	$25,010,638	$38,201,047

R. Milton Johnson	2012	$891,650	$5,583,693	$1,439,280	$3,629,665	$15,704,477	$27,248,765
President, Chief	2011	$849,984	—	$664,632	$1,225,499	$16,500	$2,756,615
Financial Officer Director	2010	$849,984	—	$1,032,267	$3,524,104	$16,520,422	$21,926,777

Samuel N. Hazen	2012	$850,000	$3,284,525	$1,155,422	$2,707,237	$8,867,862	$16,865,046
President — Operations	2011	$829,558	$1,066,825	$706,172	$1,410,183	$17,474	$4,030,212
	2010	$788,672	—	$816,431	$2,637,016	$10,759,757	$15,001,876

Charles J. Hall	2012	$750,000	$1,970,715	$795,009	$2,204,787	$7,200,434	$12,920,945
President — National Group	2011	$733,329	$853,460	$517,134	$1,355,851	$16,598	$3,476,372

A. Bruce Moore, Jr.	2012	$574,989	$1,313,810	$689,655	$1,950,143	$5,208,438	$9,737,035
President — Service Line and Operations Integration

(1)	Option and SAR awards for 2012 and 2011 include the aggregate grant date fair value of the SARs granted during fiscal year 2012 and the stock option awards to purchase shares of common stock granted during fiscal year 2011 in accordance with ASC 718 as awarded to the named executive officers under the 2006 Plan. Assumptions used in the calculations of these amounts are set forth in Note 2 to our consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(2)	Non-Equity Incentive Plan Compensation for 2012 reflects amounts earned for the year ended December 31, 2012 under the 2012 PEP, which amounts were paid in cash up to the target level and 50% in cash and 50% through the grant of RSU awards in the first quarter of 2013 for amounts in excess of target, pursuant to the terms of the 2012 PEP. For 2012, the Company achieved its target performance level, but not did not reach its maximum performance level, as adjusted, with respect to the Company’s EBITDA; therefore, pursuant to the terms of the 2012 PEP, awards under the 2012 PEP were paid out to the named executive officers at approximately 159.92% of each such officer’s respective target amount, with the exception of Mr. Hall, whose award was paid out at approximately 141.34% his target amount, due to the 50% of his PEP based on the National Group EBITDA, which also exceeded the target performance level but did not reach the maximum performance level.

Non-Equity Incentive Plan Compensation for 2011 reflects amounts earned for the year ended December 31, 2011 under the 2011 PEP, which amounts were paid in cash in the first quarter of 2012 pursuant to the terms of the 2011 PEP. For 2011, the Company did not achieve its target performance level, but exceeded its threshold performance level, as adjusted, with respect to the Company’s EBITDA and the National Group’s EBITDA; therefore, pursuant to the terms of the 2011 PEP, awards under the 2011 PEP were paid out to the named executive officers at approximately 97.74% of each such officer’s respective target amount, with the exception of Mr. Hall, whose award was paid out at approximately 91.94% his target amount, due to the 50% of his PEP based on the National Group EBITDA.

Non-Equity Incentive Plan Compensation for 2010 reflects amounts earned for the year ended December 31, 2010 under the 2010 PEP, which amounts were paid in cash up to the target level and 50% in cash and 50% through the grant of RSU awards in the first quarter of 2011 for amounts in excess of target, pursuant to the terms of the 2010 PEP. For 2010, the Company achieved its target performance level, but not did not reach its maximum performance level, as adjusted, with respect to the Company’s EBITDA; therefore, pursuant to the terms of the 2010 PEP, awards under the 2010 PEP were paid out to the named executive officers at approximately 151.8% of each such officer’s respective target amount, with the exception of Mr. Hazen, whose award was paid out at approximately 156.9% his target amount, due to the 50% of his PEP based on the Western Group EBITDA, which also exceeded the target performance level but did not reach the maximum performance level.

(3)	All amounts for 2012 are attributable to changes in value of the SERP benefits. Assumptions used to calculate these figures are provided under the table titled “2012 Pension Benefits.” The changes in the SERP benefit value during 2012 were impacted mainly by: (i) the passage of time which reflects another year of pay and service plus actual investment return and (ii) the discount rate changing from 4.08% to 3.06%, which resulted in an increase in the value. The impact of these events on the SERP benefit values was:

	Bracken	Johnson	Hazen	Hall	Moore
Passage of Time	$4,554,807	$1,633,505	$709,601	$863,757	$644,022
Discount Rate Change	$3,244,489	$1,996,160	$1,997,636	$1,341,030	$1,306,121

All amounts for 2011 are attributable to changes in value of the SERP benefits. Assumptions used to calculate these figures are provided under the table titled “2012 Pension Benefits.” The changes in the SERP benefit value during 2011 were impacted mainly by: (i) the passage of time which reflects another year of pay and service plus actual investment return, (ii) the discount rate changing from 4.25% to 4.08%, which resulted in an increase in the value and (iii) the Restoration Plan account balance being frozen as of January 1, 2011. The impact of these events on the SERP benefit values was:

	Bracken	Johnson	Hazen	Hall
Passage of Time	$1,872,125	$474,041	$83,942	$987,129
Discount Rate Change	$642,740	$360,402	$355,979	$287,980
Restoration Plan Account Freeze	$234,273	$391,056	$970,262	$80,742

All amounts for 2010 are attributable to changes in value of the SERP benefits. Assumptions used to calculate these figures are provided under the table titled “2012 Pension Benefits.” The changes in the SERP benefit value during 2010 were impacted mainly by: (i) the passage of time which reflects another year of pay and service plus actual investment return and (ii) the discount rate changing from 5.00% to 4.25%, which resulted in an increase in the value. The impact of these events on the SERP benefit values was:

	Bracken	Johnson	Hazen
Passage of Time	$6,851,260	$2,181,373	$1,351,824
Discount Rate Change	$2,399,350	$1,342,731	$1,285,192

(4)	2012 amounts generally consist of:

•

Distributions paid in 2012 on vested stock options held by the named executive officers on the applicable distribution record dates. Distributions of $2.00, $2.50 and $2.00, respectively, per share of common stock subject to such outstanding vested stock options held on the February 16, November 2 and December 17, 2012 record dates, respectively, were paid to the named executive officers in 2012 (subject to limitations for certain awards as described below). Named executive officers holding vested stock options with an exercise price greater than $23.224 but less than $25.224 on the November 2, 2012 record date, were paid $1.25 per share of common stock subject to such outstanding vested stock options in cash and the remainder of the distribution was applied by reducing the exercise price of such options by $1.25.

The total cash distributions received on vested stock options by the named executive officers in 2012 were:

	Bracken	Johnson	Hazen	Hall	Moore
Cash distributions on vested stock options	$21,440,404	$15,440,436	$8,653,725	$7,037,922	$4,797,434

•

Distributions that will become payable to the named executive officers upon the vesting of the applicable unvested share-based awards held by the named executive officers on the February 16, November 2 and December 17, 2012 record dates. In accordance with the award agreements governing the option and stock appreciation right awards held by the named executive officers, the Company reduced the per share exercise or base price of any unvested awards outstanding as of the February 16, November 2 and December 17, 2012 record dates by the respective per share distribution amount to the extent the per share exercise or base price could be reduced under applicable tax rules. Pursuant to such award agreements, to the extent the per share exercise or base price could not be reduced by the full per share distribution, the Company will pay the named executive officers an amount on a per share basis equal to the balance of the per share distribution amount not permitted to be applied to reduce the base or exercise price of the applicable stock appreciation right or option in respect of each share of common stock subject to such unvested option outstanding as of the February 16, November 2 and December 17, 2012 record dates upon the vesting of such awards. In accordance with the award agreements governing the RSU awards held by the named executive officers, the Company will pay the applicable distribution amounts with respect to the unvested RSUs outstanding on the February 16, November 2 and December 17, 2012 record dates upon the vesting of the applicable RSUs. The total cash distributions attributable to the 2012 distributions that will become payable upon vesting of the applicable unvested share-based awards held by the named executive officers are:

	Bracken	Johnson	Hazen	Hall	Moore
Distribution amount payable on unvested share-based awards upon vesting of such awards	$528,668	$242,162	$197,058	$145,512	$393,925

•	Matching Company contributions to our 401(k) Plan as set forth below.

	Bracken	Johnson	Hazen	Hall	Moore
HCA 401(k) matching contribution	$17,000	$17,000	$17,000	$17,000	$17,000

•

Personal use of corporate aircraft. In 2012, Messrs. Bracken and Johnson were allowed personal use of Company aircraft with an estimated incremental cost of $3,588 and $4,800, respectively, to the Company. Messrs. Hazen, Hall and Moore did not have any personal use of the Company aircraft in 2012. We calculate the aggregate incremental cost of the personal use of Company aircraft based on a methodology that includes the average aggregate cost, on a per nautical mile basis, of variable expenses incurred in connection with personal plane usage, including trip-related maintenance, landing fees, fuel, crew hotels and meals, on-board catering, trip-related hangar and parking costs and other variable costs. Because our aircraft are used primarily for business travel, our incremental cost methodology does not include fixed costs of owning and operating aircraft that do not change based on usage. In addition, we will pay the expenses of our executives’ spouses associated with travel to and/or attendance at business related events at which spouse attendance is appropriate. We paid approximately $156 for expenses incurred by Mr. Bracken’s spouse for such business related events.

2011 amounts generally consist of:

•	Matching Company contributions to our 401(k) Plan as set forth below.

	Bracken	Johnson	Hazen	Hall
HCA 401(k) matching contribution	$16,500	$16,500	$16,500	$16,500

•

Personal use of corporate aircraft. In 2011, Messrs. Bracken and Hazen were allowed personal use of Company aircraft with an estimated incremental cost of $8,086 and $974, respectively, to the Company. Messrs. Johnson and Hall did not have any personal use of the Company aircraft in 2011. We calculate the aggregate incremental cost of the personal use of Company aircraft based on a methodology that includes the average aggregate cost, on a per nautical mile basis, of variable expenses incurred in connection with personal plane usage, including trip-related maintenance, landing fees, fuel, crew hotels and meals, on-board catering, trip-related hangar and parking costs and other variable costs. Because our aircraft are used primarily for business travel, our incremental cost methodology does not include fixed costs of owning and operating aircraft that do not change based on usage. We grossed up the income attributed to Mr. Bracken with respect to certain trips on Company aircraft. The additional income attributed to him as a result of gross ups was $1,075.

•	Personal club expenses. In 2011, we paid approximately $98 for personal use of club membership benefits for Mr. Hall.

2010 amounts generally consist of:

•

Distributions paid in 2010 on vested stock options held by the named executive officers on the applicable distribution record dates. Distributions of $3.88, $1.11 and $4.44, respectively, per share of common stock subject to such outstanding vested stock options held on the February 1, May 6 and November 24, 2010 record dates, respectively, were paid to the named executive officers in 2010. The total cash distributions received on vested stock options by the named executive officers in 2010 were:

	Bracken	Johnson	Hazen
Cash distributions on vested stock options	$21,752,083	$14,193,133	$9,264,688

•

Distributions that will become payable to the named executive officers upon the vesting of the applicable unvested stock option awards held by the named executive officers on the November 24, 2010 record date. In accordance with the award agreements governing the New Option awards held by the named executive officers, the Company reduced the per share exercise price of any unvested option outstanding as of the November 24, 2010 record date by the per share distribution amount ($4.44 per share) to the extent the per share exercise price could be reduced under applicable tax rules. Pursuant to such award agreements, to the extent the per share exercise price could not be reduced by the full $4.44 per share distribution, the Company will pay the named executive officers an amount on a per share basis equal to the balance of the per share distribution amount not permitted to be applied to reduce the exercise price of the applicable option in respect of each share of common stock subject to such unvested option outstanding as of the November 24, 2010 record date upon the vesting of such option. The total cash distributions attributable to the November 24, 2010 record date distribution (such amounts representing the balance of the distribution amount by which the exercise price of such options could not be reduced under applicable tax rules) that will become payable upon vesting of the applicable unvested stock options awards held by the named executive officers on November 24, 2010 are:

	Bracken	Johnson	Hazen
Balance of November 24, 2010 distribution amount payable on unvested stock options upon vesting of such options	$3,232,926	$2,309,235	$1,477,896

•	Matching Company contributions to our 401(k) Plan as set forth below.

	Bracken	Johnson	Hazen
HCA 401(k) matching contribution	$16,500	$16,500	$16,499

•

Personal use of corporate aircraft. In 2010, Messrs. Bracken and Johnson were allowed personal use of Company aircraft with an estimated incremental cost of $6,149 and $1,554, respectively, to the Company. Mr. Hazen did not have any personal travel on Company aircraft in 2010. We calculate the aggregate incremental cost of the personal use of Company aircraft based on a methodology that includes the average aggregate cost, on a per nautical mile basis, of variable expenses incurred in connection with personal plane usage, including trip-related maintenance, landing fees, fuel, crew hotels and meals, on-board catering, trip-related hangar and parking costs and other variable costs. Because our aircraft are used primarily for business travel, our incremental cost methodology does not include fixed costs of owning and operating aircraft that do not change based on usage. We grossed up the income attributed to Mr. Bracken with respect to certain trips on Company aircraft. The additional income attributed to him as a result of gross ups was $1,891. In addition, we will pay the expenses of our executives’ spouses associated with travel to and/or attendance at business related events at which spouse attendance is appropriate. We paid approximately $692 and $495 for travel and/or other expenses incurred by Messrs. Bracken and Hazen’s spouses, respectively, for such business related events, and additional income of $397 and $179 was attributed to Messrs. Bracken and Hazen, respectively, as a result of the gross up on such amounts.

2012 Grants of Plan-Based Awards

The following table provides information with respect to awards made under our 2006 Plan and 2012 PEP during the 2012 fiscal year.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)			All Other Option Awards: Number of Securities Underlying Options/ SARs(2)	Exercise or Base Price of Option/ SAR Awards ($/sh)	Grant Date Fair Value of Option/ SAR Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Richard M. Bracken	2/8/2012	—	—	—	—	450,000	—	450,000	$22.95	$11,824,290
Richard M. Bracken	N/A	$525,000	$2,100,000	$4,200,000	—	—	—	—	—	—
R. Milton Johnson	2/8/2012	—	—	—	—	212,500	—	212,500	$22.95	$5,583,693
R. Milton Johnson	N/A	$225,000	$900,000	$1,800,000	—	—	—	—	—	—
Samuel N. Hazen	2/8/2012	—	—	—	—	125,000	—	125,000	$22.95	$3,284,525
Samuel N. Hazen	N/A	$180,625	$722,500	$1,445,000	—	—	—	—	—	—
Charles J. Hall	2/8/2012	—	—	—	—	75,000	—	75,000	$22.95	$1,970,715
Charles J. Hall	N/A	$140,625	$562,500	$1,125,000	—	—	—	—	—	—
A Bruce Moore, Jr.	2/8/2012	—	—	—	—	50,000	—	50,000	$22.95	$1,313,810
A. Bruce Moore, Jr.	N/A	$107,813	$431,250	$862,500	—	—	—	—	—	—

(1)

Non-equity incentive awards granted to each of the named executive officers pursuant to our 2012 PEP for the 2012 fiscal year, as described in more detail under “Compensation Discussion and Analysis — Elements of Compensation – Annual Incentive Compensation: PEP.” The amounts shown in the “Threshold” column reflect the threshold payment, which is 25% of the amount shown in the “Target” column. The amount shown in the “Maximum” column is 200% of the target amount. Pursuant to the terms of the 2012 PEP, the Company achieved its target performance level, as adjusted, but did not reach its maximum performance level, as adjusted, with respect to the Company’s EBITDA and the National Group’s EBITDA. Therefore, 2012 awards under the 2012 PEP were paid out to the named executive officers at approximately 159.92% of each such officer’s respective target amount, with the exception of Mr. Hall, whose award was paid out at approximately 141.34% his target amount, due to the 50% of his PEP based on the National Group EBITDA. Under the 2012 PEP for the 2012 fiscal year, Messrs. Bracken, Johnson, Hazen, Hall and Moore received cash payments of $2,729,188, $1,169,642, $938,986, $678,816 and $560,470, respectively, and approximately $629,132, $269,638, $216,436, $116,193 and $129,185, respectively, payable in RSU awards at a grant price of $35.21, the close price of our common stock on the NYSE on February 25, 2013, in accordance with the 2012 PEP and our equity award policy, which RSU awards will vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. Such amounts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)

SARs awarded under the 2006 Plan by the Committee as part of the named executive officer’s long term equity incentive award. The 2012 SARs are structured so that  1/2 are time vested (vesting in four equal installments on the first four anniversaries of the grant date) and  1/2 are EBITDA-based performance vested (with up to 25% vesting at the end of each of fiscal years 2012, 2013, 2014 and 2015 upon the Committee’s determination of the extent to which certain EBITDA performance targets have been met for the applicable fiscal year). The time vested SAR awards are reflected in the “All Other Option Awards: Number of Securities Underlying Options/SARs” column and the EBITDA performance vested SAR awards are reflected in the “Estimated Possible Payouts Under Equity Incentive Plan Awards – Target” column. The terms of 2012 SARs are described in more detail under “Compensation Discussion and Analysis – Elements of Compensation – Long Term Equity Incentive Awards: Options and Stock Appreciation Rights.” The aggregate grant date fair value of the 2012 SARs in accordance with ASC 718 is reflected in the “Option/Stock Appreciation Right Awards” column of the Summary Compensation Table.

Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table

Total Compensation

In 2012, 2011 and 2010, total direct compensation, as described in the Summary Compensation Table, consisted primarily of base salary, annual PEP awards payable in cash, and in 2010 and 2012, distributions paid on the vested stock options held by the named executive officers on the applicable record dates and distributions that will become payable to the named executive officers upon the vesting of certain unvested share-based awards held by the named executive officers the applicable record dates, and in 2011, as a part of the Company’s internal reorganization, the 2011 Option grants to Messrs. Hazen and Hall,  1/2 of which are subject to time-vesting and  1/2 of which are subject to EBITDA performance vesting conditions, and in 2012, the 2012 SARs granted to the named executive officers,  1/2 of which are subject to time-vesting and  1/2 of which are subject to EBITDA performance vesting conditions. This mix was intended to reflect our philosophy that a significant portion of an executive’s compensation should be equity-linked and/or tied to our operating performance. In addition, we provided an opportunity for executives to participate in two supplemental retirement plans; however, effective January 1, 2008, participants in the SERP are no longer eligible for Restoration Plan contributions, although Restoration Plan accounts will continue to be maintained for such participants (for additional information concerning the Restoration Plan, see “2012 Nonqualified Deferred Compensation”).

Options and Stock Appreciation Rights

In November 2011, options to purchase common stock of the Company were granted under the 2006 Plan to Messrs. Hazen and Hall as a reflection of the additional responsibilities they assumed in connection with the Company’s internal reorganization in 2011. The 2011 Options were designed to be long term equity incentive awards. The 2011 Options have a ten year term and are structured so that 1/2 are time vested options (vesting in four equal installments on the first four anniversaries of the grant date) and 1/2 are EBITDA-based performance vested options (with up to 25% vesting at the end of each of fiscal years 2011, 2012, 2013 and 2014 upon the Committee’s determination of the extent to which certain EBITDA performance targets have been met for the applicable fiscal year). The terms of the 2011 Options are described in greater detail under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentive Awards: Options and Stock Appreciation Rights.”

In February 2012, SAR awards were granted under the 2006 Plan to members of management and key employees, including the named executive officers. The 2012 SARs were designed to be long term equity incentive awards. The 2012 SARs have a ten year term and are structured so that  1/2 are time vested options (vesting in four equal installments on the first four anniversaries of the grant date) and  1/2 are EBITDA-based performance vested options (with up to 25% vesting at the end of each of fiscal years 2012, 2013, 2014 and 2015 upon the Committee’s determination of the extent to which certain EBITDA performance targets have been met for the applicable fiscal year). The terms of the 2012 SAR awards are described in greater detail under

“Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentive Awards: Options and Stock Appreciation Rights.”

All stock options and SAR and RSU awards held by the named executive officers are described in the Outstanding Equity Awards at 2012 Fiscal Year-End Table.

Employment Agreements and other Compensation Arrangements

In connection with the Merger, on November 16, 2006, Hercules Holding entered into substantially similar employment agreements with Messrs. Bracken, Johnson, Hazen, Hall and certain other executives, which agreements were shortly thereafter assumed by HCA Inc., and then in November 2010, to the extent applicable, by HCA Holdings, Inc., and which agreements govern the terms of each executive’s employment. The Company entered into an amendment to Mr. Bracken’s employment agreement, effective January 1, 2009, to reflect his appointment to the position of Chief Executive Officer. Effective as of February 9, 2011, the Company entered into amendments to Messrs. Bracken’s, Johnson’s, and Hazen’s employment agreements reflecting the new titles and new responsibilities resulting from the Company’s internal reorganization. In addition, Mr. Johnson’s amendment reflects that he shall serve as a member of the Board of Directors of the Company for so long as he is an officer of the Company. Mr. Moore does not have an employment agreement with the Company.

The term of employment under each of these agreements is indefinite, and they are terminable by either party at any time; provided that an executive must give no less than 90 days notice prior to a resignation. Each employment agreement sets forth the executive’s annual base salary, which will be subject to discretionary annual increases upon review by the Board of Directors, and states that the executive will be eligible to earn an annual bonus as a percentage of salary with respect to each fiscal year, based upon the extent to which annual performance targets established by the Board of Directors are achieved.

With respect to the 2012, 2011 and 2010 fiscal years, each named executive officer was eligible to earn under the 2012 PEP, 2011 PEP and the 2010 PEP, respectively, (i) a target bonus, if performance targets were met; (ii) a specified percentage of the target bonus, if “threshold” levels of performance were achieved but performance targets were not met; or (iii) a multiple of the target bonus if “maximum” performance goals were achieved, with the annual bonus amount being interpolated, in the sole discretion of the Board of Directors, for performance results that exceeded “threshold” levels but do not meet or exceed “maximum” levels. The annual bonus opportunities for 2012 for the named executive officers were set forth in the 2012 PEP, as described in more detail under “Compensation Discussion and Analysis — Elements of Compensation – Annual Incentive Compensation: PEP.” As described above, the Company achieved its target performance level, as adjusted, for 2012 but did not reach its maximum performance level, as adjusted, with respect to the Company’s EBITDA and the National Group EBITDA. Therefore, awards under the 2012 PEP were paid out to Messrs. Bracken, Johnson, Hazen and Moore at approximately 159.92% of each such officer’s respective target amount, and to Mr. Hall at approximately 141.34% of his target amount, due to the 50% of his PEP based on the National Group EBITDA. As described above, the Company exceeded its threshold performance level, as adjusted, for 2011 but did not reach its target performance level, as adjusted, with respect to the Company’s EBITDA and the National Group’s EBITDA. Therefore, 2011 awards under the 2011 PEP were paid out to the named executive officers at approximately 97.74% of each such officer’s respective target amount, with the exception of Mr. Hall, whose award was paid out at approximately 91.94% his target amount, due to the 50% of his PEP based on the National Group EBITDA. As described above, the Company achieved its target performance level, as adjusted, for 2010 but did not reach its maximum performance level, as adjusted, with respect to the Company’s EBITDA and the Western Group EBITDA (Mr. Hazen was President – Western Group, prior to the Company’s internal reorganization in February 2011). Therefore, 2010 awards under the 2010 PEP were paid out to Messrs. Bracken and Johnson at approximately 151.8% of each such officer’s respective target amount, and to Mr. Hazen at approximately 156.9% of his target amount, due to the 50% of his PEP based on the Western Group EBITDA.

Each employment agreement also sets forth the number of options that the executive received pursuant to the 2006 Plan as a percentage of the total equity initially made available for grants pursuant to the 2006 Plan.

Such option awards were made January 30, 2007 and are described above under “Options and Stock Appreciation Rights.” In each of the employment agreements with Messrs. Bracken, Johnson, Hazen and Hall, we also committed to grant, among such officers and certain other executives, the 2x Time Options, which were granted, as described above, on October 6, 2009. Additionally, pursuant to the employment agreements, we agree to indemnify each executive against any adverse tax consequences (including, without limitation, under Section 409A and 4999 of the Internal Revenue Code), if any, that result from the adjustment by us of stock options held by the executive in connection with the Merger or the future payment of any extraordinary cash dividends.

Pursuant to each employment agreement, if an executive’s employment terminates due to death or disability, the executive would be entitled to receive (i) any base salary and any bonus that is earned and unpaid through the date of termination; (ii) reimbursement of any unreimbursed business expenses properly incurred by the executive; (iii) such employee benefits, if any, as to which the executive may be entitled under our employee benefit plans (the payments and benefits described in (i) through (iii) being “accrued rights”); and (iv) a pro rata portion of any annual bonus that the executive would have been entitled to receive pursuant to the employment agreement based upon our actual results for the year of termination (with such proration based on the percentage of the fiscal year that shall have elapsed through the date of termination of employment, payable to the executive when the annual bonus would have been otherwise payable (the “pro rata bonus”)).

Further, under each employment agreement, if an executive’s employment is terminated by us without “cause” (as defined below) or by the executive for “good reason” (as defined below) (each a “qualifying termination”), the executive would be (i) entitled to the accrued rights; (ii) subject to compliance with certain confidentiality, non-competition and non-solicitation covenants contained in his or her employment agreement and execution of a general release of claims on behalf of the Company, an amount equal to the product of (x) two (three in the case of Richard M. Bracken and R. Milton Johnson) and (y) the sum of (A) the executive’s base salary and (B) annual bonus paid or payable in respect of the fiscal year immediately preceding the fiscal year in which termination occurs, payable over a two-year period; (iii) entitled to the pro rata bonus; and (iv) entitled to continued coverage under our group health plans during the period over which the cash severance described in clause (ii) is paid. The executive’s vested 2007 Options and 2x Time Options would also remain exercisable until the first anniversary of the termination of the executive’s employment. However, in lieu of receiving the payments and benefits described in (ii), (iii) and (iv) immediately above, the executive may instead elect to have his or her covenants not to compete waived by us. The same severance applies regardless of whether the termination was in connection with a change in control of the Company.

“Cause” is defined in each employment agreement as an executive’s (i) willful and continued failure to perform his material duties to the Company which continues beyond 10 business days after a written demand for substantial performance is delivered; (ii) willful or intentional engagement in material misconduct that causes material and demonstrable injury, monetarily or otherwise, to the Company or the Sponsors; (iii) conviction of, or a plea of nolo contendere to, a crime constituting a felony, or a misdemeanor for which a sentence of more than six months’ imprisonment is imposed; or (iv) willful and material breach of his covenants under the employment agreement which continues beyond the designated cure period or of the agreements relating to the new equity. “Good Reason” is defined as (i) a reduction in the executive’s base salary (other than a general reduction that affects all similarly situated employees in substantially the same proportions which is implemented by the Board in good faith after consultation with the chief executive officer and chief operating officer), a reduction in the executive’s annual incentive compensation opportunity, or the reduction of benefits payable to the executive under the SERP; (ii) a substantial diminution in the executive’s title, duties and responsibilities; or (iii) a transfer of the executive’s primary workplace to a location that is more than 20 miles from his or her current workplace (other than, in the case of (i) and (ii), any isolated, insubstantial and inadvertent failure that is not in bad faith and is cured within 10 business days after the executive’s written notice to the Company).

Pursuant to each employment agreement, in the event of an executive’s termination of employment that is not a qualifying termination or a termination due to death or disability, he or she will only be entitled to the “accrued rights” (as defined above).

Each employment agreement also provides that the Company and the executive agree to work together in good faith to try to address any issued posed by Section 280G and 4999 of the Internal Revenue Code that could arise as a result of a change in control of the Company (within the meaning of Section 280G of the Internal Revenue Code).

As a group president, the Company’s Executive Severance Policy applies to Mr. Moore if his employment is terminated involuntarily by the Company (other than for a reason that would result in him not being eligible for rehire), by Mr. Moore for “good reason” (as defined in the policy), or as a result of, and after, a change-in-control (as defined under Section 409A of the Internal Revenue Code). The severance benefits applicable to Mr. Moore under this policy are described in more detail under “Compensation Discussion and Analysis — Severance and Change in Control Benefits – Severance Benefits for Mr. Moore.”

Additional information with respect to potential payments to the named executive officers pursuant to their employment agreements or other compensation arrangements and the 2006 Plan is contained in “Potential Payments Upon Termination or Change in Control.”

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table includes certain information with respect to options, SARs and RSUs held by the named executive officers as of December 31, 2012.

Name	Number of Securities Underlying Unexercised Options and SARs Exercisable (#)(1)(2)(3)(4)	Number of Securities Underlying Unexercised Options and SARs Unexercisable (#)(2)(3)(4)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options and SARs(#)(2)(3)(4)	Option/SAR Exercise/ Base Price ($)(5)(6)(7)(8) (9)(10)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(11)	Market Value of Shares or Units of Stock That Have Not Vested ($)(12)
Richard M. Bracken	48,378	—	—	$2.83	1/27/2015	—	—
Richard M. Bracken	31,961	—	—	$2.83	1/26/2016	—	—
Richard M. Bracken	945,121	—	—	$5.31	1/30/2017	—	—
Richard M. Bracken	630,068	—	—	$11.32	1/30/2017	—	—
Richard M. Bracken	284,490	—	—	$13.21	10/6/2019	—	—
Richard M. Bracken	284,481	—	—	$17.65	10/6/2019	—	—
Richard M. Bracken	853,445	—	—	$22.64	10/6/2019	—	—
Richard M. Bracken	112,500	450,000	337,500	$22.95	2/8/2022	—	—
Richard M. Bracken	—	—	—	—	—	14,872	$448,688
R. Milton Johnson	29,016	—	—	$2.83	1/27/2015	—	—
R. Milton Johnson	19,374	—	—	$2.83	1/26/2016	—	—
R. Milton Johnson	675,087	—	—	$5.31	1/30/2017	—	—
R. Milton Johnson	450,048	—	—	$11.32	1/30/2017	—	—
R. Milton Johnson	213,365	—	—	$13.21	10/6/2019	—	—
R. Milton Johnson	213,356	—	—	$17.65	10/6/2019	—	—
R. Milton Johnson	640,070	—	—	$22.64	10/6/2019	—	—
R. Milton Johnson	53,125	212,500	159,375	$22.95	2/8/2022	—	—
R. Milton Johnson	—	—	—	—	—	5,871	$177,128
Samuel N. Hazen	29,016	—	—	$2.83	1/27/2015	—	—
Samuel N. Hazen	19,374	—	—	$2.83	1/26/2016	—	—
Samuel N. Hazen	432,051	—	—	$5.31	1/30/2017	—	—
Samuel N. Hazen	288,030	—	—	$11.32	1/30/2017	—	—
Samuel N. Hazen	84,464	—	—	$13.21	10/6/2019	—	—
Samuel N. Hazen	84,450	—	—	$17.65	10/6/2019	—	—
Samuel N. Hazen	253,352	—	—	$22.64	10/6/2019	—	—
Samuel N. Hazen	15,625	46,875	31,250	$17.33	11/2/2021	—	—
Samuel N. Hazen	15,625	—	—	$21.35	11/2/2021	—	—
Samuel N. Hazen	12,500	—	—	$22.10	11/2/2021	—	—
Samuel N. Hazen	31,250	125,000	93,750	$22.95	2/8/2022	—	—
Samuel N. Hazen	—	—	—	—	—	4,932	$148,798
Charles J. Hall	10,346	—	—	$2.83	1/27/2015	—	—
Charles J. Hall	7,228	—	—	$2.83	1/26/2016	—	—
Charles J. Hall	266,027	42,009	70,009	$5.31	1/30/2017	—	—
Charles J. Hall	252,026	—	—	$11.32	1/30/2017	—	—
Charles J. Hall	84,464	—	—	$13.21	10/6/2019	—	—
Charles J. Hall	84,450	—	—	$17.65	10/6/2019	—	—
Charles J. Hall	253,352	—	—	$22.64	10/6/2019	—	—
Charles J. Hall	12,500	37,500	25,000	$17.33	11/2/2021	—	—
Charles J. Hall	12,500	—	—	$21.35	11/2/2021	—	—
Charles J. Hall	10,000	—	—	$22.10	11/2/2021	—	—
Charles J. Hall	18,750	75,000	56,250	$22.95	2/8/2022	—	—
Charles J. Hall	—	—	—	—	—	5,771	$174,111
A. Bruce Moore, Jr.	10,346	—	—	$2.83	1/27/2015	—	—
A. Bruce Moore, Jr.	19,828	—	—	$2.83	1/26/2016	—	—
A. Bruce Moore, Jr.	270,033	—	—	$5.31	1/30/2017	—	—
A. Bruce Moore, Jr.	180,018	—	—	$11.32	1/30/2017	—	—
A. Bruce Moore, Jr.	27,030	27,030	13,515	$5.98	8/27/2019	—	—
A. Bruce Moore, Jr.	40,545	—	—	$6.48	8/27/2019	—	—
A. Bruce Moore, Jr.	13,515	—	—	$10.92	8/27/2019	—	—
A. Bruce Moore, Jr.	13,515	—	—	$15.91	8/27/2019	—	—
A. Bruce Moore, Jr.	12,500	50,000	37,500	$22.95	2/8/2022	—	—
A. Bruce Moore, Jr.	—	—	—	—	—	3,277	$98,867

(1)	Reflects Rollover Options, as further described under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentive Awards: Options and Stock Appreciation Rights,” the 2007 Options, as further described under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentive Awards: Options and Stock Appreciation Rights,” the 60% of Mr. Moore’s time vested options granted in 2009, comprised of the 20% that vested as of August 27, 2010, August 27, 2011 and August 27, 2012, respectively, the 80% of Mr. Moore’s EBITDA-based performance vested options granted in 2009, comprised of the 20% that vested as of December 31, 2009, December 31, 2010, December 31, 2011 and December 31, 2012, respectively (upon the Committee’s determination that the Company achieved the 2009, 2010, 2011 and 2012 EBITDA performance targets under the option awards, as adjusted), Messrs. Bracken, Johnson, Hazen and Hall’s 2x Time Options, as further described under “Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentive Awards: Options and Stock Appreciation Rights,” the 20% of Messrs. Hazen and Hall’s time vested 2011 Options, comprised of the 25% that vested as of November 2, 2012, the 45% of Messrs. Hazen and Hall’s EBITDA-based performance vested 2011 Options, comprised of the 20% that vested as of December 31, 2011 and the 25% that vested as of December 31, 2012 (upon the Committee’s determination that the Company achieved the 80% vesting level of the 2011 EBITDA performance targets under the option awards and the 100% vesting level of the 2012 EBITDA performance targets under the option awards, as adjusted), and the 25% of the named executive officer’s EBITDA-based performance vested 2012 Options that vested as of December 31, 2012 (upon the Committee’s determination that the Company achieved 100% vesting level of the 2012 EBITDA performance targets under the option awards, as adjusted).

(2)

Reflects options awarded to Mr. Moore in August 2009 under the 2006 Plan as a part of Mr. Moore’s long-term equity incentive awards. The 2009 Options are structured so that  1/2 are time vested options (vesting in five equal installments on the first five anniversaries of the August 27, 2009 grant date) and  1/2 are EBITDA-based performance vested options (which vest in equal increments of 20% at the end of fiscal years 2009, 2010, 2011, 2012 and 2013 if certain annual EBITDA performance targets are achieved, subject to “catch up” vesting, such that, options that were eligible to vest but failed to vest due to the Company’s failure to achieve prior EBITDA targets will vest if at the end of any subsequent year or at the end of fiscal year 2014, if the cumulative total EBITDA earned in all prior years exceeds the cumulative EBITDA target at the end of such fiscal year). The time vested options are reflected in the “Number of Securities Underlying Unexercised Options and SARs Unexercisable” column (with the exception of the 60% of the time vested 2009 Options that were vested as of August 27, 2012, which are reflected in the “Number of Securities Underlying Unexercised Options and SARs Exercisable” column), and the EBITDA-based performance vested options are reflected in the “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options and SARs” column (with the exception of the 80% of the EBITDA-based performance vested 2009 options that were vested as of December 31, 2012, which are reflected in the “Number of Securities Underlying Unexercised Options and SARs Exercisable” column). The terms of these option awards are described in more detail under “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Incentive Awards: Options and Stock Appreciation Rights.”

(3)

Reflects 2011 Options awarded to Messrs. Hazen and Hall in November 2011 under the 2006 Plan as a part of each named executive officer’s long term equity incentive awards. The 2011 Options are structured so that  1/2 are time vested options (vesting in four equal installments on the first four anniversaries of the grant date) and  1/2 are EBITDA-based performance vested options (with up to 25% vesting at the end of each of fiscal years 2011, 2012, 2013 and 2014 upon the Committee’s determination of the extent to which certain EBITDA performance targets have been met for the applicable fiscal year). The time vested options are reflected in the “Number of Securities Underlying Unexercised Options and SARs Unexercisable” column (with the exception of 25% of the time vested 2011 Options that were vested as of November 2, 2012,which are reflected in the “Number of Securities Underlying Unexercised Options and SARs Exercisable”

column), and the EBITDA-based performance vested options are reflected in the “Equity Incentive Plan

Awards: Number of Securities Underlying Unexercised Unearned Options and SARs” column (with the exception of the 45% of the EBITDA-based performance vested 2011 Options that were vested as of December 31, 2012, which are reflected in the “Number of Securities Underlying Unexercised Options and SARs Exercisable” column). The terms of these option awards are described in more detail under “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Options and Stock Appreciation Rights.”

(4)

Reflects SARs awarded in February 2012 under the 2006 Plan as part of the named executive officer’s long-term equity incentive award. The 2012 SARs are structured so that  1/2 are time vested options (vesting in four equal installments on the first four anniversaries of the grant date) and  1/2 are EBITDA-based performance vested options (with up to 25% vesting at the end of each of fiscal years 2012, 2013, 2014 and 2015 upon the Committee’s determination of the extent to which certain EBITDA performance targets have been met for the applicable fiscal year). The time vested SARs are reflected in the “Number of Securities underlying Unexercised Options Unexercisable” column, and the EBITDA-based performance vested options are reflected in the “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options and SARs” column (with the exception of the 25% of the EBITDA-based performance vested 2012 SARs that were vested as of December 31, 2012, which are reflected in the “Number of Securities Underlying Unexercised Options and SARs Exercisable” column). The terms of the 2012 SARs are described in more detail under “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Options and Stock Appreciation Rights.

(5)	Immediately after the consummation of the Merger, all Rollover Options (other than those with an exercise price below $2.83) were adjusted such that they retained the same “spread value” (as defined below) as immediately prior to the Merger, but the new per share exercise price for all Rollover Options would be $2.83. The term “spread value” means the difference between (x) the aggregate fair market value of the common stock (determined using the Merger consideration of $11.32 per share) subject to the outstanding options held by the participant immediately prior to the Merger that became Rollover Options, and (y) the aggregate exercise price of those options.

(6)

The exercise price for the 2007 Options granted under the 2006 Plan to the named executive officers on January 30, 2007 was equal to the fair value of our common stock on the date of the grant, as determined by our Board of Directors in consultation with our Chief Executive Officer and other advisors, pursuant to the terms of the 2006 Plan. Pursuant to the 2007 Options award agreements, in connection with the distributions of $3.88, $1.11 and $4.44, respectively, per share of outstanding common stock and outstanding vested stock option held on the February 1, May 6 and November 24, 2010 record dates, respectively, the Company reduced the per share exercise price of any unvested 2007 Options outstanding as of the applicable record dates by the per share distribution amount to the extent the per share exercise price could be reduced under applicable tax rules. With respect to the November 24, 2010 distribution and pursuant the 2007 Option award agreements, to the extent the per share exercise price could not be reduced by the full $4.44 per share distribution, the Company paid the named executive officers an amount on a per share basis equal to the balance of the per share distribution amount not permitted to be applied to reduce the exercise price of the applicable option in respect of each share of common stock subject to such unvested option outstanding as of the November 24, 2010 record date upon the vesting of such option. The total cash distributions attributable to the November 24, 2010 record date distribution (such amounts representing the balance of the distribution amount by which the exercise price of such options could not be reduced under applicable tax rules) that became payable upon vesting of the applicable unvested stock options awards held by the named executive officers on November 24, 2010 are reflected in the “All Other Compensation” column of the Summary Compensation Table for the 2010 fiscal year. Pursuant to the 2007 Options award agreements, in connection with the distributions of $2.00, $2.50 and $2.00, respectively, per share of outstanding common stock and outstanding vested stock options held on the February 16, November 2 and December 17, 2012 record dates, respectively, the Company could not reduce the per share exercise price of any unvested 2007 Options outstanding as of the applicable record dates by the per share distribution amount due to applicable tax rules. The Company paid the named executive officers an amount on a per share basis equal to the balance of the per share distribution amount not permitted to be applied to reduce the exercise price of the applicable option in respect of each share of common stock subject to such unvested options outstanding as of February 16, November 2 and December 17, 2012, respectively, record dates upon the vesting of such option. The total cash distributions attributable to the February 16, November 2 and December 17, 2012, respectively, record date distributions (such amounts representing the distribution amount by which the exercise price of such options could not be reduced under applicable tax rules) that became payable upon vesting of the applicable unvested stock options awards held by the named executive officers on February 16, November 2 and December 17, 2012, respectively, are reflected in the “All Other Compensation” column of the Summary Compensation Table for the 2012 fiscal year.

(7)	The exercise price for the 2009 Options granted under the 2006 Plan to Mr. Moore on August 27, 2009 was $15.91. Pursuant to the award agreement governing the 2009 Options, in connection with the distributions of $3.88, $1.11 and $4.44, respectively, per share of outstanding common stock and outstanding vested stock option held on the February 1, May 6 and November 24, 2010 record dates, respectively, the Company reduced the per share exercise price of any unvested 2009 Option outstanding as of the applicable record dates by the per share distribution amount to the extent the per share exercise price could be reduced under applicable tax rules. Pursuant to the award agreements governing the 2009 Options, in connection with the distributions of $2.00, $2.50 and $2.00, respectively, per share of outstanding common stock and outstanding vested stock options held on the February 16, November 2 and December 17, 2012 record dates, respectively, the Company reduced the per share exercise price of any unvested 2009 Options outstanding as of the applicable record dates by the per share distribution amount to the extent the per share exercise price could be reduced under applicable tax rules. With respect to the February 16, November 2 and December 17, 2012 distributions, respectively, and pursuant to the 2009 Options award agreements, the Company will pay the named executive officers an amount on a per share basis equal to the balance of the per share distribution amount not permitted to be applied to reduce the exercise price of the applicable option in respect of each share of common stock subject to such unvested options outstanding as of February 16, November 2 and December 17, 2012 record dates, respectively, upon the vesting of such options. The total cash distributions attributable to the February 16, November 2 and December 17, 2012, respectively, record date distributions (such amounts representing the distribution amount by which the exercise price of such options could not be reduced under applicable tax rules) that will become payable upon vesting of the applicable unvested stock options awards held by the named executive officers on February 16, November 2 and December 17, 2012, respectively, are reflected in the “All Other Compensation” column of the Summary Compensation Table for the 2012 fiscal year.

(8)	The exercise price for the 2x Time Options granted under the 2006 Plan to Messrs. Bracken, Johnson, Hazen and Hall on October 6, 2009 was $22.64, pursuant to the named executive officers’ employment agreements. Pursuant to the 2x Time Option award agreements, in connection with the distributions of $3.88, $1.11 and $4.44, respectively, per share of outstanding common stock and outstanding vested stock option held on the February 1, May 6 and November 24, 2010 record dates, respectively, the Company reduced the per share exercise price of any unvested 2x Time Options outstanding as of the applicable record dates by the per share distribution amount to the extent the per share exercise price could be reduced under applicable tax rules.

(9)

The exercise price for the 2011 Options granted under the 2006 Plan to Messrs. Hazen and Hall on November 2, 2011 was $23.35. Pursuant to the award agreement governing the 2011 Options, in connection with the distributions of $2.00, $2.50 and $2.00, respectively, per share of outstanding common stock and outstanding vested stock option held on the February 16, November 2 and December 17, 2012 record dates, respectively, the Company reduced the per share exercise price of any unvested 2011 Option outstanding as of the applicable record dates by the per share distribution amount to the extent the per share exercise price could be reduced under applicable tax rules. With respect to the November 2, 2012 distribution and pursuant the 2011 Options award agreements, to the extent the per share exercise price could not be reduced by the full $2.50 per share distribution, the Company will pay the named executive officers an amount on a per share basis equal to the balance of the per share distribution amount not permitted to be applied to reduce the exercise price of the applicable option in respect of each share of common stock subject to such unvested option outstanding as of the November 2, 2012 record date upon the vesting of such option. The total cash distributions attributable to the November 2, 2012 record date distribution (such amounts representing the balance of the distribution amount by which the exercise price of such options could not be reduced under applicable tax rules) that will become payable upon vesting of the applicable unvested stock options awards held by the named executive officers on November 2, 2012 are reflected in the “All Other Compensation” column of the Summary Compensation Table for the 2012 fiscal year. Also in connection with the November 2, 2012 distribution, the option exercise price of the vested 2011 Options was reduced by 50% of the $2.50 distribution, consistent with applicable tax rules, and a cash payment was made equal to 50% of the $2.50 distribution.

(10)	The base price for the 2012 SARs granted under the 2006 Plan to named executive officers on February 8, 2012 was $28.97. Pursuant to the award agreement governing the 2012 SARs, in connection with the distributions of $2.00, $2.50 and $2.00, respectively, per share of outstanding common stock held on the February 16, November 2 and December 17, 2012 record dates, respectively, the Company reduced the per share base price of any unvested 2012 SAR award outstanding as of the applicable record dates by the per share distribution amount to the extent the per share base price could be reduced under applicable tax rules. With respect to the November 2, 2012 distribution and pursuant the 2012 SAR award agreements, to the extent the per share base price could not be reduced by the full $2.50 per share distribution, the Company will pay the named executive officers an amount on a per share basis equal to the balance of the per share distribution amount not permitted to be applied to reduce the base price of the applicable SARs outstanding as of the November 2, 2012 record date upon the vesting of such awards. The total cash distributions attributable to the November 2, 2012 record date distribution (such amounts representing the balance of the distribution amount by which the base price of such SAR awards could not be reduced under applicable tax rules) that will become payable upon vesting of the applicable unvested SAR awards held by the named executive officers on November 2, 2012 are reflected in the “All Other Compensation” column of the Summary Compensation Table for the 2012 fiscal year.

(11)	Reflects RSUs awarded to Messrs. Bracken, Johnson, Hazen, Hall and Moore in March 2011 under the 2010 PEP for performance in excess of the target performance level, reflecting 50% of the value of each executive’s 2010 PEP payment in excess of their respective target payment level. These RSU awards will vest in two equal installments on the second and third anniversaries of their March 9, 2011 grant date.

(12)	The market value of the unvested RSUs awarded under the 2010 PEP to Messrs. Bracken, Johnson, Hazen, Hall and Moore is calculated at $30.17 per share (the closing price of the Company’s common stock on the NYSE on December 31, 2012).

Option Exercises and Stock Vested in 2012

The following table includes certain information with respect to options exercised by the named executive officers during the fiscal year ended December 31, 2012.

	Option Awards
Name	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise ($)(2)
Richard M. Bracken	318,615	$9,367,217
R. Milton Johnson	195,196	$5,738,723
Samuel N. Hazen	179,902	$5,289,083
A. Bruce Moore, Jr.	256,795	$8,533,299

(1)	Messrs. Bracken, Johnson and Moore elected a cashless exercise of 318,615, 195,196 and 256,795 stock options, respectively, resulting in net shares realized of 184,698, 113,151 and 160,201,

respectively. Mr. Hazen elected a cash exercise of 179,902 stock options, resulting in net shares realized of 179,902.

(2)	Represents the difference between the exercise price of the options and the fair market value of the common stock on the date of exercise, which is the closing price of the Company’s common stock on the NYSE on the date of exercise.

2012 Pension Benefits

Our SERP is intended to qualify as a “top-hat” plan designed to benefit a select group of management or highly compensated employees. There are no other defined benefit plans that provide for payments or benefits to any of the named executive officers. Information about benefits provided by the SERP is as follows:

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Richard M. Bracken	SERP	31	$34,102,740	—
R. Milton Johnson	SERP	30	$14,732,592	—
Samuel N. Hazen	SERP	30	$12,085,419	—
Charles J. Hall	SERP	26	$13,867,250	—
A. Bruce Moore, Jr.	SERP	30	$7,846,244	—

Messrs. Johnson and Hall are eligible for early retirement. Mr. Bracken is eligible for normal retirement. The remaining named executive officers have not satisfied the eligibility requirements for normal or early retirement. All of the named executive officers are 100% vested in their accrued SERP benefit.

Plan Provisions

In the event the employee’s “accrued benefits under the Company’s Plans” (computed using “actuarial factors”) are insufficient to provide the “life annuity amount,” the SERP will provide a benefit equal to the amount of the shortfall. Benefits can be paid in the form of an annuity or a lump sum. The lump sum is calculated by converting the annuity benefit using the “actuarial factors.” All benefits with a present value not exceeding one million dollars are paid as a lump sum regardless of the election made.

Normal retirement eligibility requires attainment of age 60 for employees who were participants at the time of the change in control which occurred as a result of the Merger, including all of the named executive officers. Early retirement eligibility requires age 55 with 20 or more years of service. The service requirement for early retirement is waived for employees participating in the SERP at the time of its inception in 2001, including all of the named executive officers. The “life annuity amount” payable to a participant who takes early retirement is reduced by three percent for each full year or portion thereof that the participant retires prior to normal retirement age.

The “life annuity amount” is the annual benefit payable as a life annuity to a participant upon normal retirement. It is equal to the participant’s “accrual rate” multiplied by the product of the participant’s “years of service” times the participant’s “pay average.” The SERP benefit for each year equals the life annuity amount less the annual life annuity amount produced by the employee’s “accrued benefit under the Company’s Plans.”

The “accrual rate” is a percentage assigned to each participant, and is either 2.2% or 2.4%. All of the named executive officers are assigned a percentage of 2.4%.

A participant is credited with a “year of service” for each calendar year that the participant performs 1,000 hours of service for HCA Inc. or one of its subsidiaries, or for each year the participant is otherwise credited by us, subject to a maximum credit of 25 years of service.

A participant’s “pay average” is an amount equal to one-fifth of the sum of the compensation during the period of 60 consecutive months for which total compensation is greatest within the 120 consecutive month period immediately preceding the participant’s retirement. For purposes of this calculation, the participant’s compensation includes base compensation, payments under the PEP, and bonuses paid prior to the establishment of the PEP.

The “accrued benefits under the Company’s Plans” for an employee equals the sum of the employer-funded benefits accrued under the former HCA Retirement Plan (which was merged into the HCA 401(k) Plan in 2008), the HCA 401(k) Plan and any other tax-qualified plan maintained by HCA Inc. or one of its subsidiaries, the income/loss adjusted amount distributed to the participant under any of these plans, the account credit and the income/loss adjusted amount distributed to the participant under the Restoration Plan and any other nonqualified retirement plans sponsored by HCA Inc. or one of its subsidiaries.

The “actuarial factors” include (a) interest at the long term Applicable Federal Rate under Section 1274(d) of the Internal Revenue Code or any successor thereto as of the first day of November preceding the plan year in which the participant’s retirement, death, disability, or termination with benefit rights under Section 5.3 or 6.2 of the SERP occurs, and (b) mortality being the applicable Section 417(e)(3) of the Internal Revenue Code mortality table, as specified and changed by the U.S. Treasury Department.

Credited service does not include any amount other than service with HCA Inc. or one of its subsidiaries.

Assumptions

The Present Value of Accumulated Benefit is based on a measurement date of December 31, 2012. The measurement date for valuing plan liabilities on the Company’s balance sheet is December 31, 2012.

The assumption is made that there is no probability of pre-retirement death or termination. Retirement age is assumed to be the Normal Retirement Age as defined in the SERP for all named executive officers, as adjusted by the provisions relating to change in control, or age 60. Age 60 also represents the earliest date the named executive officers are eligible to receive an unreduced benefit.

All other assumptions used in the calculations are the same as those used for the valuation of the plan liabilities in the plan’s most recent annual valuation.

Supplemental Information

In the event a participant renders service to another health care organization within five years following retirement or termination of employment, he or she forfeits his rights to any further payment, and must repay any benefits already paid. This non-competition provision is subject to waiver by the Committee with respect to the named executive officers.

2012 Nonqualified Deferred Compensation

Amounts shown in the table are attributable to the HCA Restoration Plan, an unfunded, nonqualified defined contribution plan designed to restore benefits under the HCA 401(k) Plan based on compensation in excess of the Internal Revenue Code Section 401(a)(17) compensation limit.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Richard M. Bracken	—	—	—	—	$1,624,946
R. Milton Johnson	—	—	—	—	$666,338
Samuel N. Hazen	—	—	—	—	$889,505
Charles J. Hall	—	—	—	—	$427,073
A. Bruce Moore, Jr.	—	—	—	—	$412,178

The following amounts from the column titled “Aggregate Balance at Last Fiscal Year End” have been reported in the Summary Compensation Tables in prior years:

	Restoration Contribution
Name	2001	2002	2003	2004	2005	2006	2007
Richard M. Bracken	$87,924	$146,549	$162,344	$192,858	$172,571	$409,933	$91,946
R. Milton Johnson	—	—	—	—	$71,441	$212,109	$57,792
Samuel N. Hazen	—	—	$79,510	$101,488	$97,331	$247,060	$62,004

Plan Provisions

Until 2008, hypothetical accounts for each participant were credited each year with a contribution designed to restore the HCA Retirement Plan based on compensation in excess of the Internal Revenue Code Section 401(a)(17) compensation limit, based on years of service. Effective January 1, 2008, participants in the SERP are no longer eligible for Restoration Plan contributions. However, the hypothetical accounts as of January 1, 2008 will continue to be maintained and were increased or decreased with hypothetical investment returns based on the actual investment return of the Mix B fund of the HCA 401(k) Plan through December 31, 2010. Effective January 1, 2011, the hypothetical Restoration Plan accounts were frozen, and no investment earnings were reflected after this date.

No employee deferrals are allowed under this or any other nonqualified deferred compensation plan.

Prior to April 30, 2009, eligible employees made a one-time election prior to participation (or prior to December 31, 2006, if earlier) regarding the form of distribution of the benefit. Participants chose between a lump sum and five or ten-year installments. All distributions are paid in the form of a lump-sum distribution unless the participant submitted an installment payment election prior to April 30, 2009. Distributions are paid (or begin) during the July following the year of termination of employment or retirement. All balances not exceeding $500,000 are automatically paid as a lump sum, regardless of election.

Supplemental Information

In the event a named executive officer renders service to another health care organization within five years following retirement or termination of employment, he or she forfeits the rights to any further payment, and must repay any payments already made. This non-competition provision is subject to waiver by the Committee with respect to the named executive officers.

Potential Payments Upon Termination or Change in Control

The following tables show the estimated amount of potential cash severance payable to each of the named executive officers (based upon his 2012 base salary and PEP payment received in 2012 for 2011 performance, for executives with employment agreements, and based upon his 2012 base salary, for Mr. Moore), as well as the estimated value of continuing benefits, based on compensation and benefit levels in effect on December 31, 2012, assuming the executive’s employment terminates or the Company undergoes a Change in Control (as defined in the 2006 Plan and set forth above under “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Options and Stock Appreciation Rights”) effective December 31, 2012. Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid can only be determined upon an executive’s termination of employment. As noted above, in the event a named executive officer breaches or violates those certain confidentiality, non-competition and/or non-solicitation covenants contained in his or her employment agreement or separation agreement, the SERP or the HCA Restoration Plan, certain of the payments described below may be subject to forfeiture and/or repayment. See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements and Other Compensation Arrangements,” “2012 Pension Benefits — Supplemental Information,” and “2012 Nonqualified Deferred Compensation — Supplemental Information.”

Richard M. Bracken

	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Termination Without Cause	Termination for Cause	Voluntary Termination for Good Reason	Disability	Death	Change in Control
Cash Severance(1)	—	—	—	$9,250,715	—	$9,250,715	—	—	—
Non-Equity Incentive Bonus(2)	$3,358,320	$3,358,320	$3,358,320	$3,358,320	—	$3,358,320	$3,358,320	$3,358,320	$3,358,320
Unvested Equity Awards(3)	$448,688	$448,688	$448,688	$448,688	$448,688	$448,688	$448,688	$448,688	$6,134,438
SERP(4)	$31,551,038	—	$31,551,038	$31,551,038	$31,551,038	$31,551,038	$31,551,038	$27,016,512	—
Retirement Plans(5)	$3,118,425	$3,118,425	$3,118,425	$3,118,425	$3,118,425	$3,118,425	$3,118,425	$3,118,425	—
Health and Welfare Benefits(6)	—	—	—	$26,335	—	$26,335	—	—	—
Disability Income(7)	—	—	—	—	—	—	$1,593,841	—	—
Life Insurance Benefits(8)	—	—	—	—	—	—	—	$1,476,000	—
Accrued Vacation Pay	$193,846	$193,846	$193,846	$193,846	$193,846	$193,846	$193,846	$193,846	—

Total	$38,670,317	$7,119,279	$38,670,317	$47,947,367	$35,311,997	$47,947,367	$40,264,158	$35,611,791	$9,492,758

(1)	Represents amounts Mr. Bracken would be entitled to receive pursuant to his employment agreement. See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Executive Employment Agreements and other Compensation Arrangements.”

(2)	Represents the amount Mr. Bracken would be entitled to receive for the 2012 fiscal year pursuant to the 2012 PEP and his employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Under the 2012 PEP, incentive payouts up to the target were paid in cash during the first quarter of 2013. Payouts above the target were paid 50% in cash and 50% in RSUs. See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements and other Compensation Arrangements.”

(3)

Represents the (a) the intrinsic value of all unvested SAR awards, which will become vested upon a Change in Control, calculated as the difference between the base price of Mr. Bracken’s unvested SAR awards and the fair value price of our common stock on December 31, 2012 or $30.17 (the closing price of the Company’s common stock on the NYSE on December 31, 2012) and (b) the value of all unvested RSUs, which will become vested upon a Change in Control or Mr. Bracken’s termination of employment, death or disability, calculated at $30.17 (the closing price of the Company’s common stock on the NYSE on December 31, 2012). In instances other than as a result of a Change of Control or his death or disability,

Mr. Bracken’s RSUs will become vested upon termination of his employment since he meets the definition of retirement under the RSU grant agreement; however such newly vested RSUs will continue to be payable on each applicable vesting date following his termination.

(4)	Reflects the actual lump sum value of the SERP based on the 2012 interest rate of 2.67%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Bracken would be entitled. The value includes $1,493,479 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $1,624,946 from the HCA Restoration Plan.

(6)	Reflects the estimated costs of the continuing medical coverage, based upon 2013 COBRA rates, that Mr. Bracken would be entitled to receive pursuant to his employment agreement. See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements and other Compensation Arrangements.”

(7)	Reflects the estimated lump sum present value of all future payments which Mr. Bracken would be entitled to receive under our disability program, including five months of salary continuation, long-term disability benefits of $10,000 per month payable after the five-month elimination period until age 66, and benefits of $10,000 per month from our Supplemental Insurance Program payable after the 180 day elimination period to age 65.

(8)	No post-retirement or post-termination life insurance or death benefits are provided to Mr. Bracken. Mr. Bracken’s payment upon death while actively employed includes $1,401,000 of Company-paid life insurance and $75,000 from the Executive Death Benefit Plan.

R. Milton Johnson

	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Termination Without Cause	Termination for Cause	Voluntary Termination for Good Reason	Disability	Death	Change in Control
Cash Severance(1)	—	—	—	$4,693,896	—	$4,693,896	—	—	—
Non-Equity Incentive Bonus(2)	$1,439,280	$1,439,280	$1,439,280	$1,439,280	—	$1,439,280	$1,439,280	$1,439,280	$1,439,280
Unvested Equity Awards(3)	—	—	—	—	—	—	$177,128	$177,128	$2,862,066
SERP(4)	$15,302,300	$15,302,300	—	$15,302,300	$15,302,300	$15,302,300	$15,302,300	$13,472,660	—
Retirement Plans(5)	$1,995,603	$1,995,603	$1,995,603	$1,995,603	$1,995,603	$1,995,603	$1,995,603	$1,995,603	—
Health and Welfare Benefits(6)	—	—	—	$26,335	—	$26,335	—	—	—
Disability Income(7)	—	—	—	—	—	—	$1,954,988	—	—
Life Insurance Benefits(8)	—	—	—	—	—	—	—	$901,000	—
Accrued Vacation Pay	$124,615	$124,615	$124,615	$124,615	$124,615	$124,615	$124,615	$124,615	—

Total	$18,861,798	$18,861,798	$3,559,498	$23,582,029	$17,422,518	$23,582,029	$20,993,914	$18,110,286	$4,301,346

(1)	Represents amounts Mr. Johnson would be entitled to receive pursuant to his employment agreement. See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements and other Compensation Arrangements.”

(2)	Represents the amount Mr. Johnson would be entitled to receive for the 2012 fiscal year pursuant to the 2012 PEP and his employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Under the 2012 PEP, incentive payouts up to the target were paid in cash during the first quarter of 2013. Payouts above the target were paid 50% in cash and 50% in RSUs. See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements and other Compensation Arrangements.”

(3)	Represents the (a) intrinsic value of all unvested SAR awards, which will become vested upon a Change in Control, calculated as the difference between the base price of Mr. Johnson’s unvested SAR awards and the fair value price of our common stock on December 31, 2012 or $30.17 (the closing price of the Company’s common stock on the NYSE on December 31, 2012) and (b) the value of all unvested RSUs, which will become vested upon a Change in Control or Mr. Johnson’s death or disability, calculated at $30.17 (the closing price of the Company’s common stock on the NYSE on December 31, 2012).

(4)	Reflects the actual lump sum value of the SERP based on the 2012 interest rate of 2.67%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Johnson would be entitled. The value includes $1,329,265 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $666,338 from the HCA Restoration Plan.

(6)	Reflects the estimated costs of the continuing medical coverage, based upon 2013 COBRA rates, that Mr. Johnson would be entitled to receive pursuant to his employment agreement. See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements and other Compensation Arrangements.”

(7)	Reflects the estimated lump sum present value of all future payments which Mr. Johnson would be entitled to receive under our disability program, including five months of salary continuation, long-term disability benefits of $10,000 per month payable after the five-month elimination period until age 66 and 4 months, and benefits of $10,000 per month from our Supplemental Insurance Program payable after the 180 day elimination period to age 65.

(8)	No post-retirement or post-termination life insurance or death benefits are provided to Mr. Johnson. Mr. Johnson’s payment upon death while actively employed with the Company includes $901,000 of Company-paid life insurance.

Samuel N. Hazen

	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Termination Without Cause	Termination for Cause	Voluntary Termination for Good Reason	Disability	Death	Change in Control
Cash Severance(1)	—	—	—	$3,112,343	—	$3,112,343	—	—	—
Non-Equity Incentive Bonus(2)	$1,155,422	$1,155,422	$1,155,422	$1,155,422	—	$1,155,422	$1,155,422	$1,155,422	$1,155,422
Unvested Equity Awards(3)	—	—	—	—	—	—	$148,798	$148,798	$2,735,150
SERP(4)	$12,934,274	—	—	$12,934,274	$12,934,274	$12,934,274	$12,934,274	$11,271,529	—
Retirement Plans(5)	$1,636,648	$1,636,648	$1,636,648	$1,636,648	$1,636,648	$1,636,648	$1,636,648	$1,636,648	—
Health and Welfare Benefits(6)	—	—	—	$40,002	—	$40,002	—	—	—
Disability Income(7)	—	—	—	—	—	—	$2,338,747	—	—
Life Insurance Benefits(8)	—	—	—	—	—	—	—	$851,000	—
Accrued Vacation Pay	$117,692	$117,692	$117,692	$117,692	$117,692	$117,692	$117,692	$117,692	—

Total	$15,844,036	$2,909,762	$2,909,762	$18,996,381	$14,688,614	$18,996,381	$18,331,581	$15,181,089	$3,890,572

(1)	Represents amounts Mr. Hazen would be entitled to receive pursuant to his employment agreement. See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements and other Compensation Arrangements.”

(2)	Represents the amount Mr. Hazen would be entitled to receive for the 2012 fiscal year pursuant to the 2012 PEP and his employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Under the 2012 PEP, incentive payouts up to the target were paid in cash during the first quarter of 2013. Payouts above the target were paid 50% in cash and 50% in RSUs. See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements and other Compensation Arrangements.”

(3)	Represents the (a) intrinsic value of all unvested stock options and SAR awards, which will become vested upon a Change in Control, calculated as the difference between the exercise or base price of Mr. Hazen’s unvested options and SAR awards and the fair value price of our common stock on December 31, 2012 or $30.17 (the closing price of the Company’s common stock on the NYSE on December 31, 2012) and (b) the value of all unvested RSUs, which will become vested upon a Change in Control or Mr. Hazen’s death or disability, calculated at $30.17 (the closing price of the Company’s common stock on the NYSE on December 31, 2012).

(4)	Reflects the actual lump sum value of the SERP based on the 2012 interest rate of 2.67%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Hazen would be entitled. The value includes $747,143 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $889,505 from the HCA Restoration Plan.

(6)	Reflects the estimated costs of the continuing medical coverage, based upon 2013 COBRA rates, that Mr. Hazen would be entitled to receive pursuant to his employment agreement. See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements and other Compensation Arrangements.”

(7)	Reflects the estimated lump sum present value of all future payments which Mr. Hazen would be entitled to receive under our disability program, including five months of salary continuation, long-term disability benefits of $10,000 per month payable after the five-month elimination period until age 67, and benefits of $10,000 per month from our Supplemental Insurance Program payable after the 180 day elimination period to age 65.

(8)	No post-retirement or post-termination life insurance or death benefits are provided to Mr. Hazen. Mr. Hazen’s payment upon death while actively employed with the Company includes $851,000 of Company-paid life insurance.

Charles J. Hall

	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Termination Without Cause	Termination for Cause	Voluntary Termination for Good Reason	Disability	Death	Change in Control
Cash Severance(1)	—	—	—	$2,534,269	—	$2,534,269	—	—	—
Non-Equity Incentive Bonus(2)	$795,009	$795,009	$795,009	$795,009	—	$795,009	$795,009	$795,009	$795,009
Unvested Equity Awards(3)	—	—	—	—	—	—	$174,111	$174,111	$1,924,236
SERP(4)	$12,934,272	$12,934,272	—	$12,934,272	$12,934,272	$12,934,272	$12,934,272	—	—
Retirement Plans(5)	$1,006,636	$1,006,636	$1,006,636	$1,006,636	$1,006,636	$1,006,636	$1,006,636	$1,006,636	—
Health and Welfare Benefits(6)	—	—	—	$31,686	—	$31,686	—	—	—
Disability Income(7)	—	—	—	—	—	—	$1,430,310	—	—
Life Insurance Benefits(8)	—	—	—	—	—	—	—	$751,000	—
Accrued Vacation Pay	$103,846	$103,846	$103,846	$103,846	$103,846	$103,846	$103,846	$103,846	—

Total	$14,839,763	$14,839,763	$1,905,491	$17,405,718	$14,044,754	$17,405,718	$16,444,184	$2,830,602	$2,719,245

(1)	Represents amounts Mr. Hall would be entitled to receive pursuant to his employment agreement. See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements and other Compensation Arrangements.”

(2)	Represents the amount Mr. Hall would be entitled to receive for the 2012 fiscal year pursuant to the 2012 PEP and his employment agreement, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Under the 2012 PEP, incentive payouts up to the target were paid in cash during the first quarter of 2013. Payouts above the target were paid 50% in cash and 50% in RSUs. See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements and other Compensation Arrangements.”

(3)	Represents the (a) intrinsic value of all unvested stock options and SAR awards, which will become vested upon a Change in Control, calculated as the difference between the exercise or base price of Mr. Hall’s unvested options and SAR awards and the fair value price of our common stock on December 31, 2012 or $30.17 (the closing price of the Company’s common stock on the NYSE on December 31, 2012) and (b) the value of all unvested RSUs, which will become vested upon a Change in Control or Mr. Hall’s death or disability, calculated at $30.17 (the closing price of the Company’s common stock on the NYSE on December 31, 2012).

(4)	Reflects the actual lump sum value of the SERP based on the 2012 interest rate of 2.67%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Hall would be entitled. The value includes $579,563 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $427,073 from the HCA Restoration Plan.

(6)	Reflects the estimated costs of the continuing medical coverage, based upon 2013 COBRA rates, that Mr. Hall would be entitled to receive pursuant to his employment agreement. See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements and other Compensation Arrangements.”

(7)	Reflects the estimated lump sum present value of all future payments which Mr. Hall would be entitled to receive under our disability program, including five months of salary continuation, long-term disability benefits of $10,000 per month payable after the five-month elimination period until age 66, and benefits of $10,000 per month from our Supplemental Insurance Program payable after the 180 day elimination period to age 65.

(8)	No post-retirement or post-termination life insurance or death benefits are provided to Mr. Hall. Mr. Hall’s payment upon death while actively employed includes $751,000 of Company-paid life insurance.

A. Bruce Moore, Jr.

	Voluntary Termination	Early Retirement	Normal Retirement	Involuntary Termination Without Cause	Termination for Cause	Voluntary Termination for Good Reason	Disability	Death	Change in Control
Cash Severance(1)	—	—	—	$1,150,000	—	$1,150,000	—	—	—
Non-Equity Incentive Bonus(2)	$689,655	$689,655	$689,655	$689,655	—	$689,655	$689,655	$689,655	$689,655
Unvested Equity Awards(3)	—	—	—	—	—	—	$98,867	$98,867	$1,711,401
SERP(4)	$8,584,067	—	—	$8,584,067	$8,584,067	$8,584,067	$8,584,067	$7,524,635	—
Retirement Plans(5)	$1,313,855	$1,313,855	$1,313,855	$1,313,855	$1,313,855	$1,313,855	$1,313,855	$1,313,855	—
Health and Welfare Benefits(6)	—	—	—	$30,002	—	$30,002	—	—	—
Disability Income(7)	—	—	—	—	—	—	$2,204,094	—	—
Life Insurance Benefits(8)	—	—	—	—	—	—	—	$576,000	—
Accrued Vacation Pay	$79,615	$79,615	$79,615	$79,615	$79,615	$79,615	$79,615	$79,615	—

Total	$10,667,192	$2,083,125	$2,083,125	$11,847,194	$9,977,537	$11,847,7194	$12,970,153	$10,282,627	$2,401,056

(1)	Represents amounts Mr. Moore would be entitled to receive pursuant to the Company’s Executive Severance Policy based upon his position as a group president at the time of termination. See “Compensation Discussion and Analysis — Severance and Change in Control Benefits – Severance Benefits for Mr. Moore.”

(2)	Represents the amount Mr. Moore would be entitled to receive for the 2012 fiscal year pursuant to the 2012 PEP, which amount is also included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Under the 2012 PEP, incentive payouts up to the target were paid in cash during the first quarter of 2013. Payouts above the target were paid 50% in cash and 50% in RSUs. See “Narrative Disclosure to Summary Compensation Table and 2012 Grants of Plan-Based Awards Table — Employment Agreements and other Compensation Arrangements.”

(3)

Represents the (a) intrinsic value of all unvested stock options and SAR awards, which will become vested upon a Change in Control, calculated as the difference between the exercise or base price of Mr. Moore’s unvested options and SAR awards and the fair value price of our common stock on December 31, 2012 or $30.17 (the closing price of the

Company’s common stock on the NYSE on December 31, 2012) and (b) the value of all unvested RSUs, which will become vested upon a Change in Control or Mr. Moore’s death or disability, calculated at $30.17 (the closing price of the Company’s common stock on the NYSE on December 31, 2012).

(4)	Reflects the actual lump sum value of the SERP based on the 2012 interest rate of 2.67%.

(5)	Reflects the estimated lump sum present value of qualified and nonqualified retirement plans to which Mr. Moore would be entitled. The value includes $901,677 from the HCA 401(k) Plan (which represents the value of the Company’s contributions) and $412,178 from the HCA Restoration Plan.

(6)	Reflects the estimated costs of the continuing medical coverage, based upon 2013 COBRA rates, that Mr. Moore would be entitled to receive pursuant to the Company’s Executive Severance Policy. See “Compensation Discussion and Analysis — Severance and Change in Control Benefits – Severance Benefits for Mr. Moore.”

(7)	Reflects the estimated lump sum present value of all future payments which Mr. Moore would be entitled to receive under our disability program, including five months of salary continuation, long-term disability benefits of $10,000 per month payable after the five-month elimination period until age 67, and monthly benefits of $10,000 per month from our Supplemental Insurance Program payable after the 180 day elimination period to age 65.

(8)	No post-retirement or post-termination life insurance or death benefits are provided to Mr. Moore. Mr. Moore’s payment upon death while actively employed includes $576,000 of Company-paid life insurance.

Director Compensation

The following table and text discuss the compensation of persons who served as a member of our Board of Directors during all or part of 2012, other than Messrs. Bracken and Johnson whose compensation is discussed under “Executive Compensation” above and who were not separately compensated for Board service. We have omitted from this table the columns pertaining to non-equity incentive plan compensation, option awards, nonqualified deferred compensation and all other compensation, because they are inapplicable.

Fiscal 2012 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards (2)	Total
John P. Connaughton	-	-	-
Kenneth W. Freeman	-	-	-
Thomas F. Frist III	-	-	-
William R. Frist	-	-	-
Christopher R. Gordon	-	-	-
Jay O. Light	$127,500	$125,000	$252,500
Geoffrey G. Meyers	$130,000	$125,000	$255,000
Michael W. Michelson	-	-	-
James C. Momtazee	-	-	-
Stephen G. Pagliuca	-	-	-
Wayne J. Riley, M.D. (1)	$125,000	$316,667	$441,667

(1)	Dr. Riley was appointed as an independent director effective January 1, 2012, and his annual restricted share unit award granted upon joining the Board was prorated from that time. During 2012, Dr. Riley also received a one-time initial RSU award with a value of $150,000, that vests 100% on the third anniversary of the grant date.

(2)	This column reflects the grant date fair value of restricted share unit awards granted to directors calculated in accordance with applicable financial accounting standards. The fair value of restricted share unit awards is computed by multiplying the total number of shares subject to the award by the closing market price of the Company’s common stock on the date of grant. Grants of restricted share units were made to Dr. Riley on February 8, 2012 and Messrs. Light, Meyers and Riley on May 4, 2012. As of March 1, 2013, Messrs. Light, Meyers and Riley had a total of 13,850, 9,683 and 9,860, respectively, unvested restricted share units outstanding.

Cash Compensation  Pursuant to the Company’s Board of Directors Compensation program, each independent director receives quarterly payment of the following cash compensation, as applicable:

•	$100,000 annual retainer for service as a Board member (prorated for partial years);

•	$15,000 annual retainer for service as a member of the Audit and Compliance Committee;

•	$10,000 annual retainer for service as a member on each of the Compensation Committee, Nominating and Corporate Governance Committee or Patient Safety and Quality of Care Committee;

•	$20,000 annual retainer for service as Chairman of the Audit and Compliance Committee; and

•	$12,500 annual retainer for service as Chairman on each of the Compensation Committee, Nominating and Corporate Governance Committee or Patient Safety and Quality of Care Committee.

Equity Compensation  In addition to the director compensation described above, each independent director, upon joining the Board of Directors, received a one-time initial equity award with a value of $150,000. These equity grants consist of restricted share units ultimately payable in shares of our common stock. These restricted share units vest as to 100% of the award on the third anniversary of the grant date, subject to the director’s continued service on our Board of Directors. Each independent director also received an annual board equity award with a value of $125,000, awarded upon joining the Board of Directors (prorated at the time of hire for months of service) and will receive a similar grant at each annual meeting of the stockholders thereafter. These restricted share units vest as to 100% of the award on the first anniversary of the grant date, subject to the director’s continued service on our Board of Directors. The restricted share units will also immediately vest upon the occurrence of a Change in Control (as defined in the 2006 Plan). The directors may elect to defer receipt of shares under the restricted share units.

Reimbursements.  All of our directors are reimbursed for their reasonable expenses incurred in connection with their service.

Share Ownership.  Each independent director is expected to directly or indirectly acquire a number of shares of our common stock with a value of three times the value of the annual cash retainer for a director’s service on the Board of Directors within three years from the later of the Company’s listing on the NYSE or the date on which they are elected to the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In accordance with its charter, our Audit and Compliance Committee reviews and approves all material related party transactions. Prior to its approval of any material related party transaction, the Audit and Compliance Committee will discuss the proposed transaction with management and our independent auditor. In addition, our Code of Conduct requires that all of our employees, including our executive officers, remain free of conflicts of interest in the performance of their responsibilities to the Company. An executive officer who wishes to enter into a transaction in which their interests might conflict with ours must first receive the approval of the Audit and Compliance Committee. The Amended and Restated Limited Liability Company Agreement of Hercules Holding generally requires that an Investor must obtain the prior written consent of each other Investor before it or any of its affiliates (including our directors) enter into any transaction with us.

Management Stockholder Agreements

On January 30, 2007, our Board of Directors awarded to members of management and certain key employees options to purchase shares of our common stock pursuant to the 2006 Plan. Our Compensation Committee approved additional option awards periodically throughout 2011, 2010, 2009, 2008 and 2007 to members of management and certain key employees in cases of promotions, significant contributions to the Company and new hires. In addition, in accordance with agreements entered into at the time of the Merger, certain of our named executive officers received the 2x Time Options. In connection with their option awards, the participants under the 2006 Plan and members of management holding Rollover Options were, prior to our IPO, required to enter into a Management Stockholder’s Agreement and an Option Agreement with respect to the options. Below is a brief summary of the principal terms of the Management Stockholder’s Agreement, which is qualified in its entirety by reference to the agreement itself, a form of which was filed as Exhibit 10.12 to our annual report on Form 10-K for the fiscal year ended December 31, 2006 filed on March 27, 2007. The Management Stockholder’s Agreement was assumed by HCA Holdings, Inc. in connection with the Corporate Reorganization pursuant to an omnibus amendment, a form of which was filed as Exhibit 10.2 to our current report on Form 8-K filed on November 24, 2010. The Management Stockholder’s Agreement was further amended pursuant to an omnibus amendment, a form of which was filed as Exhibit 10.39 to our registration statement on Form S-1 filed on March 9, 2011. The terms of the award agreements with respect to the 2007 Options, 2009 Options and 2x Time Options and the 2006 Plan, all of which were assumed by HCA Holdings, Inc. in connection with the Corporate Reorganization, are described in more detail in “Executive Compensation — Compensation Discussion and Analysis — Elements of Compensation — Long-Term Equity Incentive Awards: Options and Stock Appreciation Rights.”

The Management Stockholder’s Agreement imposes certain restrictions on transfers of shares of our common stock. Through the earlier of a “Change in Control” (as defined in the Management Stockholder’s Agreement) or the eighth anniversary of the closing date of the Merger (or November 17, 2014), a management stockholder is able to freely transfer shares of our common stock, but only to the extent that, the management stockholder does not transfer a greater percentage of their pre-IPO equity subject to such transfer restrictions than the percentage of equity sold or otherwise disposed of by the Sponsors. Effective upon the consummation of our IPO, we amended the Management Stockholder’s Agreement so that shares acquired in the open market or through the directed share program will not be subject to such transfer restrictions. Further, equity awards granted to members of management following our IPO are not subject to the Management Stockholder’s Agreement.

Additionally, following the IPO of our common stock, certain members of senior management, including the executive officers (the “Senior Management Stockholders”) have limited “piggyback” registration rights with respect to their shares of common stock. The maximum number of shares of Common Stock which a Senior Management Stockholder may register is generally proportionate with the percentage of common stock being sold by the Sponsors (relative to their holdings thereof).

Amended and Restated Limited Liability Company Agreement of Hercules Holding II, LLC

The Investors and certain other investment funds who agreed to co-invest with them through a vehicle jointly controlled by the Investors to provide equity financing for the Merger entered into a limited liability company operating agreement in respect of Hercules Holding (the “LLC Agreement”). The LLC Agreement was amended upon consummation of our IPO, and many of its operative provisions were replaced by the Stockholders’ Agreement described below. A copy of the amended LLC agreement has been filed as Exhibit 10.32(a) to our registration statement on Form S-1 filed on March 9, 2011.

Stockholders’ Agreement

Upon the consummation of our IPO, we entered into the Stockholders’ Agreement with Hercules Holding and the Investors.

Board Composition.    Under the Stockholders’ Agreement, until we ceased to be a “controlled company” within the meaning of the New York Stock Exchange rules, each of the Sponsors had the right to nominate three directors to our Board of Directors and the Frist Entities had the right to nominate two directors to our Board of Directors. Now that we are no longer a “controlled company,” (i) each Sponsor continues to have the right to nominate three directors to our Board of Directors; however, once a Sponsor owns less than 10% of our outstanding shares of common stock, such Sponsor will only be entitled to nominate one director to our Board of Directors and a Sponsor will lose its right to nominate any directors to our Board of Directors once such Sponsor owns less than 3% of our outstanding shares of common stock; and (ii) the Frist Entities continue to have the right to nominate two directors to our Board of Directors; however, the Frist Entities will lose their right to nominate any directors to our Board of Directors once the Frist Entities own less than 3% of our outstanding shares of common stock.

Board Committees.    Under the Stockholders’ Agreement, until we ceased to be a “controlled company” each of the Sponsors and the Frist Entities had the right to designate one member of each committee of our Board of Directors except to the extent that such a designee is not permitted to serve on a committee under applicable law, rule, regulation or listing standards. Once we ceased to be a “controlled company,” the Board of Directors determines the composition of each committee of the Board of Directors.

Investor Approvals.    Under the Stockholders’ Agreement, the following actions require the requisite approval of the Investors for so long as Hercules Holding and/or the Investors own at least 35% of our outstanding shares of common stock:

•	any merger, consolidation, recapitalization, liquidation, or sale of us or all or substantially all of our assets;
•	initiating any liquidation, dissolution or winding up or other bankruptcy proceeding involving us or any of our subsidiaries; and
•

we or any of our subsidiaries entering into any business or operations other than those businesses and operations of a same or similar nature to those which are currently conducted by us or our subsidiaries.

For purposes of these approval rights, requisite approval means the approval of the Investors owning a majority of the shares of our common stock that are then owned by the Investors, including at all times for so long as there are at least two Sponsors that continue to own at least 20% of the shares of our common stock owned by such Sponsors as of March 9, 2011, the approval of at least two Sponsors and at any time as there is only one Sponsor that continues to own at least 20% of the shares of our common stock owned by such Sponsor as of March 9, 2011, the approval of such Sponsor. A copy of the Stockholders’ Agreement and the Amendment, dated as of September 21, 2011, thereto have been filed as Exhibit 10.38 to our registration statement on Form S-1 filed on March 9, 2011 and Exhibit 10.2 to our current report on Form 8-K filed on September 21, 2011, respectively.

Registration Rights Agreement

Hercules Holding and the Investors entered into a registration rights agreement with HCA Inc. upon completion of the Merger. Pursuant to this agreement, the Investors can cause us to register shares of our common stock held by Hercules Holding under the Securities Act and, if requested, to maintain a shelf registration statement effective with respect to such shares. The Investors are also entitled to participate on a pro rata basis in any registration of our common stock under the Securities Act that we may undertake. In connection with the Corporate Reorganization, Hercules Holding and the Investors entered into a registration rights agreement with HCA Holdings, Inc. that replaces and supersedes the agreement with HCA Inc. but whose terms are substantively the same. A copy of this agreement has been filed as Exhibit 4.21 to our registration statement on Form S-1 filed on March 9, 2011.

Other Relationships

On April 25, 2012, HCA Inc. entered into an extension amendment of its cash flow credit facility. As a part of this extension amendment, certain affiliates of KKR that held HCA Inc.’s tranche B-1 term loans participated in the extension, converting their tranche B-1 term loans into new tranche A-3 term loans, and received approximately $122,000 in extension fees as a part of the amendment transaction.

Colleen S. Bracken serves as an attorney in HCA’s legal department, and in 2012, Ms. Bracken earned total compensation in respect of base salary and bonus of approximately $169,000 for her services. Ms. Bracken also received certain other benefits, including awards of equity, customary to similar positions within the Company. Ms. Bracken’s father-in-law, Richard M. Bracken, is Chairman and CEO of HCA.

Dustin A. Greene serves as the chief operating officer of an HCA-affiliated hospital, and in 2012, Mr. Greene earned total compensation in respect of base salary and bonus of approximately $213,000 for his services. Mr. Greene also received certain other benefits, including awards of equity and relocation expenses, customary to similar positions within the Company. Mr. Greene’s father-in-law, W. Paul Rutledge, previously served as President-Central Group of HCA until December 31, 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2013 for:

•	each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

The percentages of shares outstanding provided in the tables are based on 445,140,632 shares of our common stock, par value $0.01 per share, outstanding as of March 1, 2013. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares issuable upon the vesting of RSUs or exercise of options that will vest or become exercisable within 60 days of March 1, 2013 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our common stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of each of our directors and executive officers listed below is c/o HCA Holdings, Inc., One Park Plaza, Nashville, Tennessee 37203.

Name of Beneficial Owner	Number of Shares		Percent
Hercules Holding II, LLC	174,275,052	(1)	39.2%
Richard M. Bracken	4,151,531	(2)	*
John P. Connaughton		(1)	—
Kenneth W. Freeman		(1)	—
Thomas F. Frist III		(1)	—
William R. Frist	405,714	(1)	*
Christopher R. Gordon		(1)	—
Charles J. Hall	1,178,946	(3)	*
Samuel N. Hazen	1,727,316	(4)	*
R. Milton Johnson	2,713,669	(5)	*
Jay O. Light	9,167	(6)	*
Geoffrey G. Meyers	14,167		*
Michael W. Michelson		(1)	—
James C. Momtazee		(1)	—
A. Bruce Moore, Jr.	874,602	(7)	*
Stephen G. Pagliuca		(1)	—
Wayne J. Riley, M.D.	1,438		*
All directors and executive officers as a group (30 persons)	16,105,194	(8)	3.5%

*	Less than one percent.

(1)	Hercules Holding holds 174,275,052 shares, or approximately 39.2%, of our outstanding common stock. Hercules Holding is held by a private investor group, including affiliates of Bain Capital and KKR, and affiliates of our founder Dr. Thomas F. Frist, Jr., including Mr. Thomas F. Frist III and Mr. William R. Frist, who serve as directors. Messrs. Connaughton, Gordon and Pagliuca are affiliated with Bain Capital, whose affiliated funds may be deemed to have indirect beneficial ownership of 50,331,374 shares, or 11.3%, of our outstanding common stock through their interests in Hercules Holding. Messrs. Michelson, Momtazee and Freeman are affiliated with KKR, which indirectly holds 50,331,371 shares, or 11.3%, of our outstanding common stock through the interests of certain of its affiliated funds in Hercules Holding. Thomas F. Frist III and William R. Frist may each be deemed to indirectly, beneficially hold an additional 68,912,031 shares, or 15.5%, of our outstanding common stock through their interests in Hercules Holding. Each of such persons, other than Hercules Holding, disclaims membership in any such group and disclaims beneficial ownership of these securities, except to the extent of its pecuniary interest therein. The principal office addresses of Hercules Holding are c/o Bain Capital Partners, LLC, 111 Huntington Avenue, Boston, MA 02199; c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025; and c/o Dr. Thomas F. Frist, Jr., 3100 West End Ave., Suite 500, Nashville, TN 37203.

(2)	Includes 3,302,944 shares issuable upon exercise of options and 7,436 restricted share units issuable upon vesting.

(3)	Includes 1,142,411 shares issuable upon exercise of options and 2,885 restricted share units issuable upon vesting.

(4)	Includes 1,296,987 shares issuable upon exercise of options and 2,466 restricted share units issuable upon vesting.

(5)	Includes 2,346,566 shares issuable upon exercise of options and 2,935 restricted share units issuable upon vesting.

(6)	Includes 4,167 restricted share units issuable upon vesting.

(7)	Includes 599,830 shares issuable upon exercise of options and 1,638 restricted share units issuable upon vesting.

(8)	Includes 12,245,123 shares issuable upon exercise of options and 32,232 restricted share units issuable upon vesting.

AUDIT AND COMPLIANCE COMMITTEE REPORT

The following Report of the Audit and Compliance Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

In the performance of its oversight function, the Audit and Compliance Committee has reviewed and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit and Compliance Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit and Compliance Committee has received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Compliance Committee concerning independence, and discussed with it the firm’s independence from the Company and its management. The Audit and Compliance Committee has considered whether the independent registered public accounting firm’s provision of nonaudit services to us is compatible with its independence.

The Audit and Compliance Committee discussed with our internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit and Compliance Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of the audits of the financial statements, the audit of the effectiveness of our internal control over financial reporting, our progress in assessing the effectiveness of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, and the overall quality of our financial reporting, and reports to the Board of Directors on its findings.

In reliance on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board of Directors, and the Board has approved, the inclusion of the audited financial statements in our filing with the Securities and Exchange Commission of our Annual Report on Form 10-K for the year ended December 31, 2012.

Geoffrey G. Meyers, Chair

Jay O. Light

Wayne J. Riley, M.D.

March 14, 2013

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. This information can be inspected and copied at the Public Reference Room at the SEC’s office at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Such information may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at http://www.sec.gov that contains the reports and other information we file electronically. Our website address is www.hcahealthcare.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

Nashville, TN

March 14, 2013

HCA HOLDINGS, INC. ATTN: CORPORATE SECRETARY ONE PARK PLAZA NASHVILLE, TN 37203

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS    PROXY    CARD    IS    VALID     ONLY    WHEN    SIGNED    AND    DATED.

The Board of Directors recommends you vote FOR election of the following directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	☐	☐	☐
1. Election of Directors
Nominees
01 Richard M. Bracken 02 R. Milton Johnson 03 John P. Connaughton 04 Kenneth W. Freeman 05 Thomas F. Frist III
06 William R. Frist 07 Christopher R. Gordon 08 Jay O. Light 09 Geoffrey G. Meyers 10 Michael W. Michelson
11 James C. Momtazee 12 Stephen G. Pagliuca 13 Wayne J. Riley, M.D.
The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain
2 To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013						☐	☐	☐
3 Advisory vote to approve named executive officer compensation						☐	☐	☐
NOTE: To transact such other business as may properly come before the meeting or adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, 2012 Annual Report is/are available at www.proxyvote.com .

HCA HOLDINGS, INC.

Annual Meeting of Stockholders

April 24, 2013 2:00 PM, CDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Robert A. Waterman and John M. Franck II, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of HCA HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM, CDT on April 24, 2013, at One Park Plaza, Nashville, Tennessee 37203, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side